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                                                                   EXHIBIT 10.31
                                LICENSE AGREEMENT

                                 BY AND BETWEEN

                             NAUTICA APPAREL, INC.

                                       AND

                          AUTHENTIC FITNESS CORPORATION

                                  MARCH 1, 2003

    PORTIONS OF THIS EXHIBIT MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND
                              EXCHANGE COMMISSION.




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                                LICENSE AGREEMENT

This License Agreement made and entered into as of March 1, 2003 by and between Nautica Apparel, Inc., a Delaware corporation having an address at 40 West 57th Street, New York, NY 10019 ("LICENSOR"), and Authentic Fitness Corporation, a Delaware corporation having an address at 6040 Bandini Blvd., Los Angeles, California 90040 ("LICENSEE").

     WHEREAS, LICENSOR is the owner of the mark "NAUTICA" which is registered in the United States and elsewhere and the other names, marks and logos set forth in Schedule A hereto (collectively, the "Nautica Names and Marks");

     WHEREAS, LICENSOR engages, either directly or indirectly, in the business of marketing and selling apparel and accessories bearing the Nautica Names and Marks;

     WHEREAS, the Nautica Names and Marks have acquired a reputation for a high standard for quality and, through usage, have acquired distinctiveness and have become associated in the public's mind with the business of LICENSOR; and

     WHEREAS, LICENSOR is willing to grant to LICENSEE, and LICENSEE desires to acquire from LICENSOR, upon the terms and conditions hereinafter set forth, an exclusive license with respect to the Nautica Names and Marks set forth on Schedule A hereto for the Licensed Products in the Territory, as set forth in Schedule B of the Agreement;

NOW, THEREFORE, in consideration of these recitals, of the following mutual covenants and other good and valuable consideration, LICENSOR and LICENSEE agree as follows:

                                    SECTION 1

                              Schedules/Definitions

     1.1 Attached hereto are the following Schedules which are herein incorporated by reference:

          Schedule A - Images of the Nautica Names and Marks.

          Schedule B - Schedule of certain terms and conditions.

     1.2 Certain terms used herein and in the Schedules shall have the definitions assigned to them in the context in which they appear. Such definitions shall be equally applicable to both the singular and plural forms of the terms defined, and words of any gender shall include each other gender where appropriate, and words such as "herein", "hereof" and "hereunder", and words of similar import, shall refer to this Agreement, including the Schedules hereto which are an integral part of the Agreement, as a whole and not to any particular section or part thereof.

                                    SECTION 2

                                 Grant of Rights

2.1 Grant of Rights. (a) Subject to the terms and conditions of this Agreement, LICENSEE shall have the exclusive right to use the Nautica Names and Marks solely in connection with the exercise of the rights described in Item 4 of Schedule B hereto, in the


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Territory, described in Item 3 of Schedule B hereto, with respect to the products described in Item 5 of Schedule B hereto (the "Licensed Products"). LICENSEE acknowledges and agrees that: (i) the rights granted to LICENSEE hereunder are limited and only apply to the use of the Nautica Names and Marks which are specifically set forth on Schedule A hereto; (ii) LICENSEE shall have the exclusive right to use the trademark "Nautica", whether or not in combination with any other names or marks, on the Licensed Products in the Territory, pursuant to the terms of this Agreement; (iii) LICENSEE shall have no right to use the Nautica Names and Marks in connection with any other name or mark whether or not such other name or mark is used to identify a separate derivative line, for example, "Nautica Jeans", etc., unless LICENSOR shall otherwise agree in writing; (iv) LICENSOR reserves the right for itself and for its other licensees the exclusive right to use all other names and marks containing the word "Nautica" on all products other than the Licensed Products in the Territory; and (v) LICENSOR reserves the right for itself the exclusive right vis a vis the LICENSEE to use the Nautica Names and Marks in connection with any other name or mark to market and sell the Licensed Products through the Internet; provided however, that LICENSOR shall purchase such Licensed Products from LICENSEE and subject to the rights granted to LICENSEE in Item 4(a) of Schedule B. Without any loss of generality to the foregoing, LICENSEE acknowledges and agrees that LICENSOR reserves the right for itself and for its other licensees the right to use all names and marks containing the word "Nautica" and all names and marks which derive from, relate to or are otherwise similar to the names and marks specifically shown on Schedule A hereto. Except to the extent rights to use the Nautica Names and Marks are specifically granted to LICENSEE hereunder, LICENSOR reserves for itself and its other licensees all other rights to use the Nautica Names and Marks. In the event of any dispute between LICENSEE and LICENSOR or between LICENSEE and any other licensee of LICENSOR in the Territory with respect to whether particular merchandise is a "Licensed Product", such dispute shall be resolved by LICENSOR in its sole reasonable determination and such determination shall be binding upon LICENSEE and such other licensee.

(b) Notwithstanding anything to the contrary in the foregoing, in the event that LICENSOR, determines, in its sole judgment, that it is desirable to license a "Diffusion Brand", as defined below, for marketing the Licensed Products in the Territory then, LICENSOR shall first advise LICENSEE in writing of its intention to negotiate with regard to such Diffusion Brand. LICENSEE shall have thirty
(30) days from the date of LICENSOR's letter within which to respond in writing to LICENSOR, either affirming or declining its interest in entering such negotiations with LICENSOR. LICENSEE's failure to respond to LICENSOR during such time shall be deemed a rejection of LICENSOR's inquiry. If LICENSEE, in fact, advises LICENSOR of its desire to license a Diffusion Brand to include one or more categories of the Licensed Products, then LICENSEE shall provide LICENSOR with a business plan and the parties thereupon shall attempt in good faith to negotiate an amendment to the License Agreement. Such negotiation period shall not exceed thirty (30) days. In the event that LICENSOR and LICENSEE do not enter into such an amendment to the Agreement during this time limit, LICENSOR may enter into an agreement with a third party for the licensing of such rights in the Territory. Nothing herein shall obligate LICENSOR to reach an agreement on the terms of such an amendment with LICENSEE. For purposes of this provision, a Diffusion Brand shall mean a brand derived from and closely associated with the Nautica Names and Marks, but not bearing the Nautica Names and Marks as a brand name. The parties agree that if LICENSOR purchases or develops a separate line or brand not derived from or associated with the Nautica Names and Marks, such separate brand shall not be a Diffusion Brand merely by a disclosure that such brand is a Nautica company, or similar disclosure.


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     (c) In the event that LICENSOR grants the Diffusion Brand rights specified in Section 2.1 (b) above to a third party other than LICENSEE and LICENSEE reasonably shall determine that it has been adversely affected thereby, LICENSEE shall have the right to terminate this License Agreement by giving written notice of such termination, to be effective upon the expiration of twelve (12) months from the date of the written notice ( the "Termination Date"). Such termination shall be subject to all applicable rights of LICENSEE to dispose of inventory hereunder and all obligations of LICENSEE hereunder (except those which expressly survive expiration or termination) shall terminate on and as of the Termination Date.

     2.2 Rights Personal. The rights granted hereby (the "License") are personal to LICENSEE and limited to the extent of the grant of such rights and LICENSEE shall not have the right to exercise the rights described in Item 4 of Schedule B hereto other than subject to such limitation, nor shall LICENSEE have the right to license others to exercise such rights with respect to the Licensed Products within or without the Territory.

     2.3 Term. This Agreement shall be effective upon the execution and delivery of this Agreement by the parties hereto and the satisfaction of all conditions precedent, if any, set forth in Item 6 of Schedule B. Unless sooner terminated as provided in this Agreement, the term of the License granted hereby to LICENSEE shall expire on the date set forth in Item 7(a) of Schedule B hereto (the "Term"). Provided that LICENSEE has complied with all of its obligations under this Agreement, LICENSOR agrees to enter into negotiations with LICENSEE to renew the License upon such terms and conditions as may be mutually agreed to by LICENSOR and LICENSEE unless terms for renewal of this Agreement are otherwise specifically provided for in Item 7(b) of Schedule B, in which event, such terms as set forth in Schedule B shall govern. If this Agreement is renewed, "Term" shall mean the term of the Agreement as renewed.

     2.4 Personal Benefit. LICENSEE expressly represents and warrants that the License has been acquired to exercise the rights described in Item 4 of Schedule B hereto with respect to the Licensed Products in the Territory and not for transfer or other disposition of the License to others, except as specifically otherwise provided herein.

                                    SECTION 3

                             Nautica Names and Marks

     3.1 Validity and Use.

          (a) LICENSEE acknowledges the validity, value and proprietary nature of the Nautica Names and Marks, including all goodwill associated therewith, whether generated by LICENSOR, LICENSEE or other licensees, and agrees that they are, and shall remain, the exclusive property of LICENSOR. LICENSEE's use of the Nautica Names and Marks shall inure to the benefit of LICENSOR. LICENSEE shall, at LICENSEE's expense, assign and convey to LICENSOR any such rights to or interest in the Nautica Names and Marks as LICENSEE may acquire by reason of the use thereof. LICENSEE shall not, by use, registration or any other means, establish title to the same or confusingly similar names, logos, trademarks, service marks and slogans, or other source identifying indicia analogous to the same.


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          (b) LICENSEE shall comply with any and all applicable national, provincial, state and local laws, regulations and interpretations thereof relating to the use of the Nautica Names and Marks, including, but not limited to, any which requires the registration of the Nautica Names and Marks. LICENSEE shall, prior to or contemporaneous with such compliance, provide LICENSOR with copies of all documents filed by LICENSEE, together with an explanation of the reasons therefor, and copies of the law or regulations applicable. Any registration of the Nautica Names and Marks shall specify that LICENSEE's use thereof is only as a licensee of LICENSOR, is limited to the Territory and will terminate with the termination of the License. No such registration shall create in LICENSEE any property right in or privilege to the use of the Nautica Names and Marks, which survive the termination of the License.

          (c) LICENSEE shall not interfere with the use or registration of the Nautica Names and Marks by LICENSOR or by any other licensee of LICENSOR. LICENSEE shall not use the Nautica Names and Marks or any confusingly similar names, logos, trademarks, service marks, slogans , or other source identifying indicia analogous to the same, or refer in any way to the fact that it is a licensee of LICENSOR, in connection with any business activity or in the operation of any business entity other than as authorized by this Agreement.

     3.2 Right to Change; Cooperation. LICENSOR shall have the right, exercisable from time to time, to make any changes it deems necessary in and to the Nautica Names and Marks. LICENSEE shall cooperate with LICENSOR in effecting any such changes by following all reasonable directions of LICENSOR relating thereto, after reasonable notice and opportunity to dispose of the Licensed Products bearing or incorporating the Nautica Names and Marks in such earlier form or format.

     3.3 Sub-Licensing/Manufacturing.

          (a) LICENSEE shall not, in any manner, authorize or purport to authorize another to use the Nautica Names and Marks, except to the extent specifically provided herein. Notwithstanding the foregoing, LICENSEE may have the Nautica Names and Marks affixed to Licensed Products being manufactured outside the Territory, provided LICENSEE takes all commercially reasonable precautions to prevent labels, tags and other indicia of the Nautica Names and Marks from being used otherwise than in connection with the Licensed Products for distribution and sale within the Territory. LICENSEE shall not manufacture the Licensed Products in Myanmar or Saipan unless Licensor shall have provided its approval hereunder and such countries as LICENSOR shall advise LICENSEE are prohibited based on their noncompliance with applicable labor laws and LICENSOR's Code of Conduct, as required in the manufacturing agreement ("Supplier Agreement"), attached hereto as Exhibit A, and made a part of this Agreement or such other reasons as LICENSOR shall in its sole discretion determine.

          (b) Code of Conduct. LICENSOR's Code of Conduct ("Code") applies to any entity manufacturing, or otherwise in the line of production of, Licensed Products (including the components thereof). LICENSEE must ensure that LICENSEE and all third party manufacturers, subcontractors and suppliers ("Suppliers") comply with the terms of the Code and evidence such compliance by:

               (i) prior to the commencement of the manufacturing of Licensed Products, executing, and having all Suppliers execute, the Code in the form attached hereto, retaining such documents in a safe place and providing such documents immediately to LICENSOR at its request; and


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               (ii) displaying and using its commercially reasonable good faith efforts to cause all Suppliers to display the Code, in a clearly visible location in LICENSEE's manufacturing facilities (if applicable) and in the manufacturing facilities of LICENSEE's Suppliers, at all times during the term of this Agreement.

          (c) Monitoring Program. LICENSEE agrees that prior to the commencement of the manufacturing of Licensed Products, it will have in effect, to the satisfaction of LICENSOR, a program of monitoring manufacturing facilities, whether operated by LICENSEE or by Suppliers, that is sufficient to ensure their compliance with the Code and all applicable laws and regulations pertaining to wages, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, the environment, collective bargaining, and freedom of association, and that the other products manufactured by Supplier and the components thereof are made without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited, bonded, forced or slave labor. Such compliance will be evidenced by LICENSEE, upon execution of this Agreement, by executing and abiding by the Certification in the form presented on the Supplier Agreement, as may be amended from time to time, and executing and abiding by any such other form as may be provided by LICENSOR from time to time. If LICENSEE uses an agent for monitoring Suppliers, then such agent(s) shall be approved by LICENSOR. If LICENSEE already has in place such agent(s) pursuant to a preexisting contract, then LICENSOR shall be authorized to engage its own agent to monitor LICENSEE's Suppliers on an as needed basis, but at least once quarterly, at LICENSEE's expense.

          (d) Third Party Manufacturing Agreement. All of LICENSEE's third party manufacturing agreements must substantively conform with the Supplier Agreement, attached hereto as Exhibit A and made a part hereof, as may be amended from time to time by LICENSOR. Within thirty (30) days after establishing a new arrangement with a Supplier, LICENSEE must inspect each Supplier and provide approval, signed by an authorized employee or agent of LICENSEE that such Supplier is in compliance with this Section 3.3, and will obtain and immediately provide to LICENSOR, at LICENSOR's request, the properly executed Supplier Agreement from each such Supplier, and/or such other forms as reasonably may be provided by LICENSOR from time to time. Within thirty (30) days after establishing a new arrangement with a Supplier, LICENSEE must obtain and provide to LICENSOR, at LICENSOR's request, the signature of an authorized representative from each Supplier on a Certification substantially in the form set forth in the Supplier Agreement, or such other form as reasonably may be provided by LICENSOR from time to time. In the event LICENSEE has knowledge of, has reason to believe, or should have reason to know that, any Supplier is in material breach of the Supplier Agreement and/or Certification, as the case may be, LICENSEE must immediately notify LICENSOR and LICENSEE shall, at its sole expense, take immediate action to rectify such breach, including, where LICENSOR deems it necessary, immediate termination of its relationship with such Supplier. If LICENSEE fails to take immediate action or such action is not successful, LICENSEE will assign its rights to proceed against such Supplier to LICENSOR and LICENSOR will, at LICENSEE's expense, have the right to pursue all available remedies to protect its rights. Notwithstanding the foregoing, LICENSEE acknowledges that it is obligated under all of the provisions of this Agreement to ensure that the production of Licensed Products is in compliance with the terms and conditions of this Agreement. If LICENSOR shall have requested that LICENSEE take specific effective steps with respect to non-compliance or unauthorized conduct by any Supplier under this provision and LICENSEE shall have refused to or failed to take any such action, then LICENSEE's refusal or failure shall be deemed to be a material breach of this Agreement.


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          (e) Supplier Reports. In addition to all other reports required by this Agreement, in order to maintain LICENSOR's high standard of quality control and to ensure that appropriate measures are taken against counterfeiting, LICENSEE shall provide a report to LICENSOR, on a quarterly basis, with the following information:

               (i)  the name and address of each Supplier;

               (ii) the type of Licensed Products manufactured by each Supplier;

               (iii) the quantity of Licensed Products anticipated to be
                    manufactured by each Supplier;

               (iv) the type of components provided by each Supplier; and

               (v) any other relevant information regarding all such entities, as reasonably requested by LICENSOR.

          (f) Inspection of Facilities. LICENSEE will regularly, and not less than two (2) times per year, inspect or designate a third party to inspect the facilities it utilizes and those facilities utilized by Suppliers for compliance with this provision and will take all reasonable action necessary to cure any deficiencies. LICENSEE further agrees that it will terminate any agreement with any such Supplier found to be in material default or in material non-compliance on three (3) separate inspections. LICENSOR and its duly authorized representatives will have the right to inspect all facilities utilized by LICENSEE, and LICENSEE shall ensure in its arrangements with its Suppliers that LICENSOR (or its designee) shall also be provided access to the premises and records of Suppliers in connection with the manufacture, storage or distribution of Licensed Products, and for LICENSOR to examine: (a) LICENSEE's manufacturing facilities, residential facilities (if any) and any manufacturing and/or residential facility operated by any of LICENSEE's Suppliers; (b) LICENSEE's and any of its Suppliers' books, records and documents necessary to evidence such entities' compliance with the Code and all applicable laws, rules and regulations; and (c) LICENSEE's and its Suppliers' books, records and documents relating to the use of chemicals and dyes in the fabrics, trim, garments and other merchandise manufactured hereunder. For purposes of this Agreement, all such books, records and documents shall be maintained by LICENSEE and LICENSEE shall provide in its Supplier Agreements that Suppliers shall maintain such books, records and documents in a secure and readily accessible location for a period of three (3) years from their creation. LICENSOR shall have the right to review such inspection reports and related information or correspondence and communications. In the event that LICENSOR determines that any inspection indicates that the inspected facilities may not be materially complying with the Code or applicable laws to LICENSOR's reasonable satisfaction, LICENSEE shall pay LICENSOR for the cost of any subsequent inspections of such facilities by LICENSOR or its representatives to address Code or legal compliance.

     3.4 Prohibited Uses of the Nautica Names and Marks. LICENSEE shall not use the Nautica Names and Marks, any facsimiles thereof or any confusingly similar names or marks as part of its name or in the name of any bank account of LICENSEE without the prior written consent of LICENSOR.

     3.5 Unauthorized Use by Others. LICENSEE shall (a) promptly report to LICENSOR any unauthorized use of the Nautica Names and Marks or confusingly similar names or marks, (b) as specified below, cooperate with LICENSOR in precluding unauthorized use of the Nautica Names and Marks or any confusingly similar names, marks, logos or slogans and


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(c) promptly notify LICENSOR of, and cooperate in the defense of, any suits filed against LICENSEE challenging the validity of any or all of the Nautica Names and Marks.

     After receipt of such report and/or notification notice from LICENSEE, LICENSOR shall take such action to stop such unauthorized use or defend such claim and otherwise act promptly to protect the Nautica Names and Marks and Nautica Products in the Territory as LICENSOR in its sole discretion shall determine. LICENSEE shall, at LICENSOR'S expense, if so required by LICENSOR, join LICENSOR as a party to any action brought by LICENSOR for such purposes. LICENSEE agrees that LICENSOR shall have the sole power to take legal action with respect to the infringement of its designs or the protection of the Nautica Names and Marks. Notwithstanding anything to the contrary in the foregoing, in the event that LICENSEE shall request LICENSOR to take legal action with respect to product diversion or counterfeiting of products bearing the Nautica Names and Marks, LICENSOR shall, with counsel of LICENSOR's choosing but at LICENSEE's sole cost and expense, take such action as LICENSOR shall deem appropriate; provided that arrangements are made, and assurances given, in each case reasonably satisfactory to LICENSOR, relating to the payment of the costs and expenses of such action.

     3.6 Other Trademarks, Trade Names and Logos Used on the Licensed Products. No trademarks, trade names or logos (collectively, "Secondary Trademarks") other than the Nautica Names and Marks may be used on, or in conjunction with, the Licensed Products, without the approval of LICENSOR, which may be granted or denied in its sole discretion. If LICENSOR approves the use of Secondary Trademarks on, or in conjunction with, the Licensed Products, then the ownership of the Secondary Trademarks must be assigned to LICENSOR by LICENSEE, as a condition of LICENSOR's approval.

                                    SECTION 4

                          Payments, Reports and Records

     4.1 Percentage Royalties. In consideration of the License granted hereunder, LICENSEE agrees to pay LICENSOR royalty payments equal to the percentage of net sales of the Licensed Products as set forth in Item 8 of Schedule B (the "Percentage Royalties") hereto during each royalty year as set forth in Item 9 of Schedule B hereto (each, a "Royalty Year"). Any sale by LICENSEE or its affiliates, associates or subsidiaries of (i) the Licensed Products or (ii) products of apparel and accessories copied from the Licensed Products of LICENSOR or any design or sketch obtained from LICENSOR, and/or containing design elements uniquely associated with LICENSOR, all subject to other applicable provisions herein, including in particular, Section 5.4 herein or any Licensed Product whether or not bearing the Nautica Names and Marks for the purpose of computing Percentage Royalties due LICENSOR. Amounts due LICENSOR hereunder shall be deemed to be held by LICENSEE in trust for the benefit of LICENSOR until actually paid to LICENSOR.

     4.2 Minimum Royalty; Payments. Notwithstanding anything to the contrary contained in this Agreement, LICENSEE shall pay to LICENSOR during the Term guaranteed minimum royalty payments in the amounts and at the times set forth in
Item 10 of Schedule B hereto (each, a "Minimum Royalty"). The excess of Percentage Royalties over Minimum Royalties, if any, due LICENSOR shall be paid within thirty (30) calendar days after the end of each calendar quarter ("Royalty Quarter") of each Royalty Year, all as specifically set forth in Schedule B hereof.


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     4.3 Currency and Taxes. All payments to LICENSOR shall be made in United
States currency. Payments based upon net sales of the Licensed Products denominated in an currency other than in United States dollars shall be converted into United States dollars at the New York foreign exchange selling rate as published in The Wall Street Journal (or other comparable source in the event that The Wall Street Journal fails to publish such exchange rate) on the last business day each Royalty Quarter in which such net sales occur. LICENSOR shall bear the tax to be levied under law applicable in the Territory on the income of LICENSOR arising under this Agreement, provided, however, that LICENSEE shall bear all value added taxes, if any, to be levied under law applicable in the Territory. In the event that LICENSEE deducts any tax from the amounts due to LICENSOR hereunder, LICENSEE shall provide LICENSOR on an annual basis with a report of such deductions, as well as a tax certificate showing the calculation and the payment of such tax.

     4.4 Periodic Royalty Statements. LICENSEE shall, for each month of each Royalty Year, commencing with the first month following the execution of this Agreement and continuing until a final certification of wind-up is delivered, furnish LICENSOR with a detailed monthly statement (the "Monthly Statement"), certified to be accurate by an authorized officer of LICENSEE, showing cumulatively for all accounts and separately for each account for each Licensed Product the following: (a) the line, item, design, number, description and price of the Licensed Products, by country, sold or distributed during the preceding month , (b) any actual returns of the Licensed Products made during the preceding month, (c) the amount of Royalties earned by LICENSOR stated in US dollars and (d) LICENSEE's best judgement of the increase or decrease in the net wholesale sales volume as defined on Schedule B hereto. Such Monthly Statements shall be furnished to LICENSOR within ten (10) business days after the end of each month for which such Monthly Statement is made. Percentage Royalties, payable to LICENSOR shall be paid quarterly as set forth in Section 4.2. Additionally, on a quarterly basis, LICENSEE shall provide to LICENSOR, a reforecast of LICENSEE'S net wholesale sales volume for the then current Royalty Year. The form of the report provided to LICENSEE by LICENSOR is attached hereto and made a part hereof as Exhibit B.

In addition, LICENSEE shall furnish LICENSOR, annually, commencing with the first Royalty Year and continuing until a final certification of wind-up is delivered, with a detailed statement (the "Annual Statement"), certified to be accurate by an authorized officer of LICENSEE, showing cumulatively and separately for each Licensed Product the following: (i) the line, item, design, number, description and price of the Licensed Products, by country, sold or distributed during the preceding Royalty Year; (ii) any actual returns of Licensed Products made during the preceding Royalty Year; and (iii) the amount of payment due LICENSOR. Such Annual Statements shall be furnished to LICENSOR, within thirty (30) days after the end of the Royalty Year for which such Statement is made and shall be accompanied by payment to LICENSOR of any amounts of royalty in excess of minimum royalties paid that may be due LICENSOR. The Monthly and Annual Statements shall be furnished to LICENSOR whether or not there is any distribution or sales of Licensed Products during the preceding month, and whether or not any amounts are then due LICENSOR. The failure or refusal of LICENSEE to timely furnish any Monthly Statement or Annual Statement substantially in the form required by LICENSOR or payments shall be deemed a substantial and material breach of this Agreement and shall entitle LICENSOR, without any prejudice to any other right which LICENSOR may have under law, in contract or in equity for such breach, to terminate the License, subject to the applicable notice and right to cure provisions of Section 10.1 hereof. The receipt or acceptance by LICENSOR of any Monthly Statement or Annual Statement furnished pursuant hereto or of any payments made hereunder (or the cashing of any checks paid hereunder) shall not preclude LICENSOR from questioning the correctness thereof at any time. In the event that any inconsistencies or mistakes are established with regard to such statements or payments, that are not disputed by evidence


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submitted by LICENSEE in good faith shall immediately be rectified and the appropriate payment shall immediately be made by LICENSEE. The form of the report provided to LICENSEE by LICENSOR is the same as that required for the Monthly Statement, attached hereto and made a part hereof as Exhibit B, calculated for the entire Royalty Year.

     4.5 Periodic Retailer Performance Report. LICENSEE shall, within ten (10) days after the end of every month during the Term, commencing with the end of the first month following the execution of this Agreement and continuing until a final certification of wind-up is delivered, furnish LICENSOR with a detailed statement (the "Monthly Retailer Performance Report"), showing the following:
(i) sales of Licensed Products by account in dollars; (ii) stock of Licensed Products on hand in dollars; and (iii) sales of Licensed Products by style in units. LICENSEE shall also furnish LICENSOR with a detailed statement (the "Quarterly Retailer Performance Report") showing the following: (i) sales of Licensed Products by accounts; and (ii) stock of Licensed Products on hand in dollars; The Quarterly Retailer Performance Report shall be furnished to LICENSOR within ten (10) business days after the end of every calendar quarter during the Term, commencing with the end of the first calendar quarter following the execution of this Agreement and continuing until a final certification of wind-up is delivered. Notwithstanding the foregoing, the Monthly Retailer Performance Reports and the Quarterly Retailer Performance Reports shall be furnished only with respect to those accounts, which LICENSOR has designated in the Exhibit C, as LICENSOR may amend, from time to time; and with respect to any information which must be obtained from or provided by retailers, LICENSEE's obligation to provide any such information shall be subject to availability (i.e., whether such retailers have provided or will provide such information.) Subject to the foregoing, the failure or refusal of LICENSEE to timely furnish any Monthly Retailer Performance Report or Quarterly Retailer Performance Report more than twice in any 12 month period following notice by LICENSOR of such failure and the opportunity to cure in accordance with Section 10.1 herein shall be deemed a substantial and material breach of this Agreement and shall entitle LICENSOR, without any prejudice to any other right which LICENSOR may have under law, in contract or in equity for such breach, to terminate the License.

                                    SECTION 5

             Quality of Licensed Products; Approval of Designs, etc.

     5.1 Licensed Products to be of High Quality. LICENSEE agrees (a) that the Licensed Products and their manufacture, distribution and packaging shall be of a high standard and of such style, appearance and quality as shall, in the reasonable judgment of LICENSOR, be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the material and the goodwill pertaining thereto; provided however, that LICENSEE understands and agrees that such reasonable judgement of LICENSOR may be based upon or reflect LICENSOR's subjective standards of quality, taste, aesthetics, marketability and suitability for use in conjunction with the Nautica Names and Marks (b) that the Licensed Products shall be manufactured, sold, distributed and advertised in accordance with all applicable laws, (c) that the policy of sale, distribution, and/or exploitation by LICENSEE shall be of a high standard and to the best advantage of the Nautica Names and Marks, the Licensed Products and/or LICENSOR
(d) that the same shall in no manner reflect adversely upon the Nautica Names and Marks, the Licensed Products or LICENSOR and (e) that each of the Licensed Products shall be sold with a permanent Nautica brand identification thereon. LICENSEE further agrees that all rights granted herein shall be exploited and/or exercised so as not to interfere with, detract from, or alter the concepts used by LICENSOR or known to the public;

and that LICENSEE shall use its best efforts to preserve the concepts therein. In particular, LICENSEE acknowledges that any merchandising of the Licensed Products by LICENSEE as may be permitted hereunder shall be in full conformity with the foregoing.

     5.2 Quality Control and Approvals. The nature, quality, color, design and style of the Licensed Products and other materials produced or used under the License or on or in connection with which the Nautica Names and Marks are used, including, without limitation, packaging, labeling, artwork, graphics and advertising and promotional materials, shall be subject to LICENSOR's prior written approval or consent. Without limiting the generality of the foregoing, in connection with the submission of any of the foregoing to LICENSOR for its approval and consent, LICENSOR may, but shall not be obligated to, engage counsel to conduct clearance searches and to obtain a legal opinion with respect to their use. In the event that LICENSOR elects in its sole discretion, not subject to review, to so engage counsel and/or to conduct such searches, LICENSEE shall, within ten (10) days after receipt of an invoice from LICENSOR, pay LICENSOR the reasonable cost of engaging such counsel to conduct such clearance searches and to render the opinion as aforedescribed; provided however, that LICENSEE understands and agrees that such reasonable judgement of LICENSOR may be based upon or reflect LICENSOR's subjective standards of quality, taste, aesthetics, marketability and suitability for use in conjunction with the Nautica Names and Marks. LICENSEE's obligations under Section 6.3 of this Agreement shall not be diminished or affected in any way by whether or not LICENSOR elects to conduct such searches or to obtain such opinion. In addition, as part of the approval process, LICENSEE shall furnish to LICENSOR, free of cost for LICENSOR's review pre-production samples of each of the Licensed Product. Such samples shall be furnished to LICENSOR prior to the sale, marketing or distribution by LICENSEE of any of the Licensed Products. LICENSEE agrees to make such changes in the Licensed Products as are reasonably requested by LICENSOR; provided however, that LICENSEE understands and agrees that such reasonable judgement of LICENSOR may be based upon or reflect LICENSOR's subjective standards of quality, taste, aesthetics. LICENSEE shall provide LICENSOR at no charge with at least (1) complete line of the Licensed Products and such additional Licensed Products as reasonably may be needed for quality control, public relations purposes, advertising and other legitimate business purposes. Such sample line will be in size 6 unless only available in size 8 unless the parties shall agree otherwise.

     5.3 Approval Standard. LICENSEE acknowledges and agrees that, unless otherwise specifically provided for in this Agreement, all approvals required from the LICENSOR shall be granted or denied by LICENSOR in LICENSOR's sole, absolute and reasonable discretion which may be based upon or reflect LICENSOR's subjective standards of, quality, taste aesthetics, marketability and suitability for use in conjunction with the Nautica Names and Marks.

     5.4 Designs and Copyrights. LICENSEE acknowledges and agrees that, as between LICENSOR and LICENSEE, all of the right, title and interest, including but not limited to copyrights and patents in and to:

          (a) each and every design of any and all Licensed Products and/or elements and/or features thereof (hereinafter collectively referred to as "Designs of Licensed Products", is as follows:

               (i) Designs of Licensed Products that are or have been developed by or for LICENSOR shall belong to LICENSOR;

               (ii) Designs of Licensed Products that are or have become
                    uniquely and exclusively (as between LICENSOR and LICENSEE) associated and/or identified with the Licensed Products shall belong to LICENSOR, irrespective of whether LICENSOR, LICENSEE or a third party developed same;

               (iii) Designs of Licensed Products that are not uniquely
                    associated or identified with the Licensed Products may be used on a non-exclusive basis in perpetuity by LICENSEE or LICENSOR.

          (b) any and all advertising, labeling or promotional material bearing the Nautica Names and Marks shall belong exclusively to LICENSOR; and

          (c) LICENSEE and/or LICENSOR shall execute any and all documents necessary to bring the foregoing into effect. Further, LICENSEE shall take all reasonable and necessary steps to ensure, that if any the Designs of the Licensed Products, advertising and labeling and promotional materials, used thereon or in conjunction with the Licensed Products, are created by third parties, that such ownership rights are secured for LICENSOR by LICENSEE.

          Anything to the contrary in the foregoing not withstanding, LICENSOR understands and agrees that LICENSEE is in the business of manufacturing and designing products in the same product categories as the Licensed Products. The parties understand that the construction, fabrication, silhouettes and other product developments proprietary to LICENSEE, other than those developed exclusively for LICENSOR by LICENSEE or a third party, shall belong to LICENSEE and may be used by LICENSEE for any other products without being subject to the payment of Percentage Royalties hereunder; but may also be used by LICENSOR on a royalty free basis in perpetuity in accordance with the foregoing provisions of subparagraphs (a) through (c) of this Section 5.4.

                                    SECTION 6

             Additional Covenants and Representations and Warranties

     6.1 Distribution, Marketing and Sales Participation. In addition to LICENSEE's covenants contained in other sections of this Agreement, LICENSEE agrees:

          (a) to assign the number and type of employees described in Item 11 of Schedule B hereto to work on matters solely related to the distribution, marketing and sale of the Licensed Products and the development and enhancement of the Nautica Names and Marks in the Territory;

          (b) to send, at LICENSEE's sole cost and expense, one or more persons to work with LICENSOR's staff for the purpose of educating LICENSEE as to the image and concept of the Nautica Names and Marks and the implementation of such image and concept in the Territory;

          (c) to participate, at its own cost and expense, in a minimum number of design meetings specified in such Item 11 of Schedule B during each 12 calendar month period commencing from the date of execution of this Agreement at the locations described in Item 11, unless another location is agreed to by LICENSOR;

          (d) to pay all reasonable costs and expenses, including without limitation, cost for lodging, travel (business class) and meals, incurred by two representatives of LICENSOR in participating in any meeting or attending trade shows, as set forth in Item 13 of Schedule B, hereof, for the Licensed Products outside of New York City;

          (e) as set forth in Section 14.12 hereof, to keep confidential, and not disclose to any third party, any non-public information regarding LICENSOR or LICENSOR's strategy, plan or concept regarding the manufacturing, marketing, distribution and sale of the Licensed Products or the development and enhancement of the Nautica Names and Marks, including, without limitation, this Agreement or any of the terms herein;

          (f) not to take any intentional action, directly or indirectly, to circumvent the spirit of the parties in entering this Agreement;

          (g) other than as required or permitted by this Agreement (including, in particular, Section 5.4 herein), not to design, manufacture, sell, distribute or promote any products copied from the Licensed Products or any related design element uniquely associated with Licensor and obtained from LICENSOR.

          (h) unless otherwise provided in Item 12 of Schedule B hereto, to operate the business authorized by this Agreement in a manner in which the personnel provided for in Item 12 shall be designated to work exclusively on the Nautica business. LICENSOR and LICENSEE each acknowledges and agrees, however, that Licensee may, for efficiency and cost - effectiveness, use personnel, resources and services also used by LICENSEE in connection with other business and activities conducted by LICENSEE, which may include but may not necessarily be limited to, sales staff, (not including sales management), personnel and support and clerical personnel.

          (i) to use its commercially reasonable best efforts to deliver the Licensed Products to the approved accounts in a timely fashion, in compliance with the requirements of the LICENSOR approved accounts.

          (j) to comply with such additional covenants set forth in Item 13 of Schedule B hereto.

     6.2 Standards of Operation. LICENSEE shall, at all times, actively promote, cultivate, develop and expand sales of the Licensed Products in the Territory and shall give prompt, courteous and efficient service to the public in accordance with the highest standards of honesty, integrity and fair dealing and shall not discredit, dishonor or otherwise injure the goodwill and reputation of LICENSOR, the License, the Nautica Names and Marks or other licensees of LICENSOR.

     6.3 Loss, Injury or Damage. LICENSEE shall defend, protect, indemnify and hold harmless LICENSOR and any of its affiliates, subsidiaries, agents, officers and directors, during and after the term of the License, from and against the full amount of any and all claims, demands, losses, liabilities and expenses, including but not limited to reasonable attorney's fees, whether arising during or after the term of the License, and whether alleged or proven, which arise out of: (a) the LICENSEE's use of the Nautica Names and Marks, (b) a claim by a third party based upon the conduct of Licensee, (c) the acts or omissions of LICENSEE or any of the LICENSEE's agents, servants or employees, (d) the inaccuracy or incorrectness in any material respect as of the date hereof of any representation or warranty made by LICENSEE and (e) the default by LICENSEE in the performance of any of its material obligations under this

Agreement. LICENSEE shall, at all times during this Agreement and the period thereafter during which any claim might be asserted against LICENSOR, maintain comprehensive general liability insurance, covering personal injury and property damage, extended to include products liability and completed operations in amounts sufficient to respond to any and all claims, liabilities, damages, expenses, including reasonable attorney's fees arising out of this Agreement, but not less than $5,000,000 per occurrence and naming LICENSOR and Nautica International, Inc., as well as their parent and affiliates, as additional insureds. Upon execution of this Agreement and thereafter upon LICENSOR's request, LICENSEE agrees to promptly provide LICENSOR with Certificates of Insurance evidencing the coverage required by this Agreement and providing LICENSOR with thirty (30) days prior notice of any change or cancellation in this coverage.

     6.4 Delinquency Charges. Amounts not paid when due shall accrue interest from the date due until paid at the rate of one and one-half percent (1 1/2 %) per month, or the maximum interest permitted by applicable laws, whichever is less.

     6.5 Compliance with Laws. LICENSEE shall comply with all applicable foreign, and domestic national, federal, provincial, state, county and municipal statutes, laws, ordinances, regulations, rules or orders (collectively, "Regulations"), including without limitation, all Regulations regarding use of child labor, safety for workers, human rights and consumer protection and shall obtain, at its own expense, any variances, special exceptions, zoning approvals and all licenses and other permits required by governmental authorities.

All Licensed Products manufactured and distributed by, or on behalf of, LICENSEE must be marked, labeled, packaged, advertised, and distributed in accordance with this Agreement, in accordance with all applicable Regulations in the Territory, and in such a manner as will not tend to mislead or deceive the public or damage the reputation of the Nautica Names and Marks. Further, all Licensed Products shall be manufactured in compliance with the Nautica Code of Conduct. All Licensed Products manufactured in the United States of America (whether by LICENSEE, or Licensee's Suppliers will be manufactured in compliance with all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation; and all Licensed Products manufactured outside the United States (whether by Licensee, Licensee's manufacturer or by manufacturer's contractors) will be manufactured in compliance with the wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of fifteen or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, bonded, forced or slave labor.

This Section 6.5 shall not be construed to prevent LICENSEE from engaging in a bona fide contest of the validity or applicability of any law.

     6.6 Right to Inspect. LICENSEE shall, during regular business hours and, upon advance notice but not more than twice in any Royalty Year , permit LICENSOR or its authorized representatives, to visit and remain in the business offices of LICENSEE to: (b) inspect, examine and test any merchandise, furnishings, fixtures, equipment, supplies, signs or other items used by LICENSEE in connection with the merchandising of the Licensed Products, (b) observe the nature, quality, quantity and value of the goods sold and of the customer service rendered, (c) examine, audit and copy any of LICENSEE's books and records pertaining to LICENSEE's performance pursuant to this Agreement, including sales of the Licensed Products and any payments due LICENSOR hereunder and (d) observe the manner and method in which LICENSEE operates. LICENSOR may require LICENSEE to remove any item of inventory, equipment, furnishing, decor or merchandise used in connection with the merchandising of the Licensed Products which, are not in material compliance with LICENSOR's approval hereunder or, if approved, is in substandard or unsaleable condition. In the exercise of its rights hereunder, LICENSOR shall not unreasonably interfere with LICENSEE's business operations. LICENSOR agrees to keep confidential all information obtained from LICENSEE with respect to the business of LICENSEE, unless LICENSOR is required by applicable law, regulations or the interpretation thereof to make such disclosure (subject to any protective order obtained by LICENSEE); provided however, if LICENSOR uncovers a violation of the terms hereof or a discrepancy is found with respect to any information provided by LICENSEE to LICENSOR and such violation or discrepancy is not promptly resolved to the satisfaction of LICENSOR, then LICENSOR shall be permitted to disclose such information in order to enforce its rights.

     6.7 Opportunity to Investigate. LICENSEE represents, warrants and covenants that LICENSEE has fully investigated, to LICENSEE's satisfaction, LICENSOR, the Licensed Products and the right and license represented by this Agreement. The parties acknowledge, however, that LICENSEE was only provided by LICENSOR with the June 2001 and June 2002 sales reports of the predecessor licensee, Apparel Ventures, Inc., which the parties understand and agree are unaudited reports of a third party, which have not been verified by LICENSOR or LICENSEE. LICENSEE has otherwise relied on its own examination of the merits and risks involved in deciding to enter into this Agreement.

     6.8 Representations and Warranties of LICENSEE. LICENSEE represents and warrants that:

          (i) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate corporate action;

          (ii) The performance by LICENSEE of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any judgment, decree or order or any agreement or understanding, written or oral, to which it is a party or by which it is bound;

          (iii) LICENSEE is duly organized and validly incorporated under the laws of Delaware and is in good standing under such laws and is qualified to do business in every jurisdiction in the Territory where such qualification is necessary;

          (iv) There are no adverse proceedings, claims or actions pending or threatened against LICENSEE which would impair or adversely affect LICENSEE's ability to perform and comply with all terms, conditions and provisions contained in this Agreement;

          (v) LICENSEE has the right, power and authority to enter into this Agreement and receive the rights and license granted hereby;

          (vi) LICENSEE has the financial capacity and technical and business know how and technical ability to manufacture and distribute the Licensed Products in compliance with this Agreement in a timely manner in compliance with requirements of the LICENSOR approved retailers; and

          (vii) The additional representations and warranties, if any, set forth in Item 13 of Schedule B hereto are true and correct.

                                    SECTION 7

                            Advertising and Promotion

     7.1 Advertising of the Licensed Products. LICENSEE acknowledges and agrees that advertising and promotion of Licensed Products are in the best interest of LICENSEE. During the term of this Agreement, LICENSEE shall pay LICENSOR for advertising and publicizing the Nautica Names and Marks for the Licensed Products in the Territory for each Royalty Year, the amounts set forth in Item 14, of Schedule B. LICENSEE shall consult in good faith with LICENSOR concerning LICENSEE'S participation in co-op advertising programs, and. LICENSEE shall use its commercially reasonable good faith efforts to adhere to LICENSOR's co-op advertising standards and policies and to ensure that retailers adhere to such standards and policies. LICENSEE shall at the end of each Royalty Quarter during each Royalty Year, provide to LICENSOR detailed quarterly reports outlining advertising expenditures for such Royalty Quarter, in a form acceptable to LICENSOR. LICENSOR shall, from time to time throughout each Royalty Year, provide to LICENSEE evidence of expenditures by LICENSOR to advertise and publicize the Licensed Products in the Territory. Except for trade advertising and coop advertising neither of which shall be deducted by LICENSEE from the amounts due LICENSOR pursuant to Item 14 of Schedule B hereof, LICENSOR shall have the sole right to produce all advertising and promotion materials.

     7.2 Best Efforts of LICENSEE. LICENSEE shall diligently and continuously use and exert its reasonable best efforts throughout the Territory during the entire Term of the License to distribute and sell the Licensed Products, to make and maintain adequate arrangements for the distribution of the Licensed Products and to promote and expand their sales hereunder to the highest levels practicably obtainable. Without limiting the generality of the foregoing, LICENSEE shall take all action and do all things which LICENSOR reasonably believes are necessary, desirable or appropriate to promote, market and distribute the Licensed Products to the levels set forth in this Agreement.

                                    SECTION 8

                           Relationship of the Parties

     8.1 Independent Contractor. Nothing herein contained and no acts or assistance given or rendered by LICENSOR or LICENSEE shall be construed to constitute LICENSOR or LICENSEE as partners, joint venturers, agents or employees of each other. LICENSEE acknowledges that it is an independent contractor. Neither LICENSOR nor LICENSEE shall authorize any contract, agreement, warranty, representation or create any obligation, express or implied, on behalf of the other and neither party shall otherwise hold itself out as an agent or representative of the other party nor permit any other person within its control to do so.

     8.2 LICENSOR's Right to Assign. LICENSOR may assign or otherwise transfer all or any part of the rights, obligations and benefits under this Agreement to any party whom LICENSOR shall deem capable of fulfilling LICENSOR's obligations under this Agreement; provided however, that such assignment or transfer shall be subject to all of LICENSEE'S rights hereunder and all of the terms and conditions of this Agreement.

                                    SECTION 9

                          Records, Books and Accounting

     9.1 Books and Records. LICENSEE shall, so long as the License is in effect and for four (4) years thereafter, maintain and retain true and accurate books and records covering all transactions by it relating to the License, the Licensed Products, LICENSOR or this Agreement. LICENSEE shall promptly furnish to LICENSOR such books, records, reports, designs, patterns and other information, financial or otherwise, relating to the foregoing, which LICENSOR may from time to time request, as authorized hereunder and subject to LICENSOR's obligation to retain them as confidential as set forth in Section 6.6, hereof.

     9.2 Annual Statements.

          (a) So long as the License is in effect, LICENSEE shall furnish to LICENSOR, within 90 days after the end of each of its fiscal years, certified financial statements of its ultimate parent, The Warnaco Group, Inc., on a consolidated basis prepared in accordance with generally accepted accounting principles.

          (b) LICENSOR shall be entitled upon reasonable advance notice, during normal business hours, but not more than twice per Royalty Year to have LICENSEE's books and records examined or audited with respect to any period or periods relevant to this Agreement. LICENSEE shall cooperate fully with the persons or entities making such examination or audit on behalf of LICENSOR. If the examination or audit establishes that any report with respect to which the examination or audit is conducted shows a misstatement of any of the financial obligations, expenditures, net or gross sales or any other financial requirement or report, which misstatement for such period is more than five (5%) percent, then LICENSEE shall bear the reasonable costs and expenses of such examination or audit and LICENSEE shall, within ten (10) days after demand by LICENSOR pay all such costs and expenses and all undisputed royalty payments or other required payments, if any, which shall be owing based upon such established misstatement. If the examination or audit does not disclose a misstatement of more than five (5%) percent in any such category, then LICENSOR shall bear the costs and expenses of such examination or audit.

                                   SECTION 10

                       Default, Termination or Expiration

     10.1 Event of Default. The occurrence of any of the following will constitute an event of default ("Event of Default") and material breach of this Agreement by LICENSEE:

          (a) LICENSEE shall have sold any Licensed Products, the design or quality of which has not been previously approved by LICENSOR hereunder and LICENSEE shall have continued to sell or recommenced the sale of such Licensed Products after receiving notice of such unauthorized activity and after having failed to discontinue such unauthorized sales, within fifteen (15) days of receiving written notice from LICENSOR;

          (b) LICENSEE shall have directly sold to any account not approved by LICENSOR or to a third party that LICENSEE knew or reasonably should have known intended to sell to an unapproved account, if such sales continue to occur following fifteen (15) days written notice from LICENSOR.

          (c) LICENSEE shall have failed to make a payment of Minimum Royalty due LICENSOR within five (5) days after the same shall have become due or LICENSEE shall have failed to make a payment of any other undisputed amount due under this Agreement or any other undisputed amount owed by the LICENSEE under any other agreement with LICENSOR or any entity controlled by, controlling or under common control with LICENSOR ("Affiliate of LICENSOR") after the same shall have become due and such failure shall continue for fifteen (15) days after LICENSEE's receipt of written demand therefor from LICENSOR or any Affiliate of LICENSOR, as the case may be; provided however, that the LICENSEE is required to present LICENSOR with substantiation for all amounts that it is disputing hereunder;

          (d) LICENSEE shall fail to procure and maintain with respect (or cause to be procured and maintained) insurance required to be maintained in accordance with the provisions of Section 6.3 hereof or such insurance shall lapse or be cancelled and LICENSEE, within thirty (30) days of LICENSOR'S notice thereof, shall not have rectified such breach so the LICENSOR and other entities required to be additional named insureds, hereunder, under such coverage shall have uninterrupted coverage;

          (e) LICENSEE shall have failed to perform or observe (or caused to be performed and observed) any other material term or condition to be performed or observed by it under this Agreement or under any other related agreement with LICENSOR or any Affiliate of LICENSOR, which failure (A) is capable of being cured but is not cured within fifteen (15) days after LICENSEE's receipt of notice from LICENSOR of such failure or (B) is not capable of being cured;

          (f) any representation or warranty made by LICENSEE under this Agreement, or under any other related agreement with LICENSOR or any Affiliate of LICENSOR, which shall have been proven to have been incorrect in any material respect at the time made;

          (g) LICENSEE shall engage in any conduct, take any action or fail to take any action which, in the reasonable judgment of the LICENSOR, has materially injured the Nautica Names and Marks or to LICENSOR;

          (h) LICENSEE shall sell transfer, encumber, assign or sublicense any right granted to LICENSEE under this Agreement otherwise in violation of the provisions of this Agreement and except as allowed under applicable United States Federal Bankruptcy laws as related to LICENSEE and the Uniform Commercial Code, as amended from time to time, only as applicable in the State of New York to license agreements;

          (i) any consent, authorization, license, certificate or approval of, or registration with or declaration to, any government entity ("Governmental Entity") in connection with this Agreement to obtain and transfer United States dollars freely to LICENSOR or to LICENSOR's designee (or any other relevant currency) out of any relevant country is modified in a manner unacceptable to LICENSOR or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and LICENSEE does not meet its payment obligations hereunder;

          (j) any consent, authorization, license, certificate or approval of, or registration with or declaration to, any Government Entity in connection with this Agreement required by LICENSEE to authorize the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by LICENSEE of its obligations under this Agreement is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force; provided however, that the resulting termination shall only be effective for the affected country or jurisdiction in the Territory;

          (k) LICENSEE shall use any channel of trade to market, sell or distribute the Licensed Products which is not approved by LICENSOR or, if approved by LICENSOR, or such approval is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and effect, or LICENSEE shall use any marketing technique that is unlawful, all subject to a ten (10) day notice and cure period;

          (l) Intentionally Omitted;

          (m) LICENSEE or any guarantor of LICENSEE (all such guarantors individually and collectively referred to as "Guarantor") shall not have the ability to pay its debts as they become due, become insolvent, dissolves, or declared by a court of competent jurisdiction to be legally incompetent or cease to exist;

          (n) LICENSEE or Guarantor shall enter into an agreement with its creditors to reduce its obligations to them or to defer their fulfillment, make a general assignment for the benefit of its creditors, commence any proceeding relating to it seeking discharge or reduction of its debts, an arrangement, composition, reorganization or any other form of relief from its creditors or from a court or governmental agency pursuant to any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law, statute or procedure of any jurisdiction (national, federal, provincial state or foreign) for the relief of financially distressed debtors (each of the foregoing a "Debtor Relief Procedure") all subject to applicable United States Federal Bankruptcy laws as related to LICENSEE and the Uniform Commercial Code, as amended from time to time, only as applicable in the State of New York to license agreements;

          (o) a Debtor Relief Procedure shall be instituted, initiated or commenced against LICENSEE or Guarantor hereunder for any obligation of LICENSEE or Guarantor and an order for relief is entered or the petition is controverted but is not dismissed within thirty (30) days after the commencement of the case or the substantial equivalent occurs or the Debtor Relief Procedure is not dismissed or otherwise terminated within thirty (30) days of its commencement;

          (p) LICENSEE or Guarantor shall take any action to effect any event described in Sections 10.1 (xiii), 10.1 (xiv) or 10.1 (xv);

          (q) Intentionally Omitted;

          (r) a final judgment known to LICENSEE and in an amount not less than five hundred thousand Dollars ($500,000) against LICENSEE remains unsatisfied for thirty (30) days (unless a supersedeas or other appeal bond has been filed) and LICENSEE's rights under this Agreement shall be seized, taken over or foreclosed by a government official in the exercise of his duties, or seized, taken over or foreclosed by a creditor, lien holder or lessor; or a levy of execution has been made upon the License and it is not discharged within a reasonable time of such levy;

          (s) LICENSEE or Guarantor shall be convicted of a crime that has materially injured the NAUTICA Trademarks;

          (t) LICENSEE shall submit to LICENSOR on two or more separate occasions within any Royalty Year a monthly, quarterly or annual report, or financial statement, or supporting records which misstates any of the information contained therein for any period by more than seven percent (7%), unless such misstatement has been made in good faith and is promptly cured by LICENSEE;

          (u) it becomes unlawful for LICENSEE to perform any of its obligations under this Agreement and LICENSOR and LICENSEE are unable to agree on alternative, lawful arrangements or this Agreement becomes wholly or partly invalid or unenforceable;

          (v) LICENSEE suspends or ceases or announces the pending suspension or cessation to carry on all or a substantial part of its business;

          (w) the existence, validity, enforceability, priority or ownership of the rights of LICENSOR as owner of the Nautica Names and Marks and as LICENSOR of the Nautica Names and Marks are challenged by LICENSEE or any other person claiming by, through or under LICENSEE;

          (x) any transfer or assignment of this Agreement or the rights and obligations of LICESENSEE hereunder shall have occurred in violation of the terms, conditions, limitations and permissions provided herein.

          (y) LICENSEE shall, in the reasonable judgment of LICENSOR, fail to possess the necessary personnel to conduct its business in accordance with and under this Agreement;

          (z) Intentionally omitted;

          (aa) Intentionally omitted;

          (bb) LICENSEE receives written notice from LICENSOR that, in the reasonable judgment of LICENSOR, LICENSEE is not promoting, marketing or distributing the Licensed Products in accordance with this Agreement and LICENSEE shall have failed to submit to LICENSOR, within thirty (30) days of such notice, a detailed business and marketing plan, including an advertising budget and distribution plan satisfactory to LICENSOR, in LICENSOR's sole discretion, for promoting, marketing and distributing the Licensed Products to the highest level practically attainable.

     10.2 Rights of LICENSOR Upon Occurrence of an Event of Default.

          (a) Upon the occurrence of any Event of Default, LICENSOR may, by notice to LICENSEE, do all or any of the following at LICENSOR's option (in addition to such other rights and remedies which LICENSOR may have by statute or otherwise but subject to any requirements of applicable law):

               (i) following any applicable cure period, if there has been no cure, terminate the License;

               (ii) for LICENSEE's account, do anything that may reasonably be required to cure any default and recover from LICENSEE all reasonable costs, including legal fees and expenses incurred in doing so with interest;

               (iii) proceed by appropriate court action or actions to enforce performance of this Agreement and to recover any damages for the breach hereof, including all amounts payable hereunder; and

               (iv) accelerate those payments due hereunder for the next
                    succeeding four Royalty Quarters, from and after the date of any "Event of Default" which remains uncured within the allowable cure periods as set forth in Section 10.1 hereof; provided however, that such acceleration shall not be in lieu of any and all other rights that LICENSOR may have to pursue its legal remedies under this Agreement.

          (b) Following the expiration or earlier termination of the License, LICENSEE shall:

               (i) promptly pay LICENSOR all sums owed to it from LICENSEE without set-off, counterclaim, abatement or other diminution, but in no case later than fifteen (15) days after termination of the License;

               (ii) subject to Section 10.2 (c) hereof, immediately and
                    permanently discontinue and thereafter refrain from the use of any of the Nautica Names and Marks, or any names, marks or other indicia or operating systems which are or may be confusingly similar to the Nautica Names and Marks and permanently remove, at the LICENSEE's expense, all signs or other store furnishings containing any of the Names or Marks or other things, the use of which is prohibited in the absence of a valid license or other written consent from LICENSOR; and

               (iii) immediately and permanently discontinue all advertising, if any, placed by LICENSEE which contains or makes reference to any of the Nautica Names and Marks or other things the use of which is prohibited in the absence of a valid license or other written consent from LICENSOR and cancel, to the extent possible, all such advertising already placed or contracted for which would otherwise be published, broadcast, displayed or disseminated after the date of termination.

          (c) Notwithstanding anything herein to the contrary, in the event of the expiration or earlier termination of this Agreement, LICENSEE shall have a period of one hundred and twenty (120) days after the earlier of termination of the License or expiration of, whichever is the first to occur, within which to sell the Licensed Products on hand, in process, in transit, or on order on the date of termination or expiration, as the case may be, and to continue on a nonexclusive basis to use the Nautica Names and Marks in connection therewith in compliance with all the terms and conditions of this Agreement, including the payment of earned royalties. LICENSEE shall furnish to LICENSOR within fifteen
(15) days after the termination of the License or expiration of the Term, whichever is the first to occur, a statement listing Licensed Products on hand, in process, in transit or on order on the date of expiration or termination of the License. After such one hundred and twenty (120) day period, LICENSEE shall immediately discontinue such sale of the Licensed Products and the use of the Nautica Names and Marks except for the sale, at the option of LICENSOR, to LICENSOR or to its designee of Licensed Products at a price equal to LICENSEE's cost thereof. In this case, no earned royalties shall be paid or payable with respect to Licensed Products sold to LICENSOR or its designee. If LICENSOR shall decide not to purchase such remaining Licensed Products, then LICENSEE shall destroy such remaining Licensed Products or donate them to a charity approved by LICENSOR or dispose of them otherwise in accordance with LICENSOR'S written consent.

     10.3 Termination by LICENSEE.

          (a) LICENSEE may terminate this Agreement on thirty (30) days prior written notice in the event that LICENSEE is permanently enjoined from using the Nautica Names and Marks on the Licensed Products in the Territory; provided however, with regard to the Licensed Products that are on hand, in process or in transit ("Inventory"), LICENSEE shall offer to sell the Inventory to LICENSOR at cost. If LICENSOR chooses not to purchase the Inventory, LICENSOR shall, in its sole discretion, allow LICENSEE to sell the Inventory outside of the Territory for a period not to exceed one hundred and twenty (120) days or to remove the Nautica Names and Marks from the Inventory and sell the Inventory until depleted.

          (b) However, if the LICENSEE is preliminarily enjoined from using the Nautica Names and Marks on the Licensed Products in the Territory, the LICENSEE'S royalty obligations, other than its obligation to pay royalties earned during the period of time prior to the preliminary injunction and to submit reports as set forth in the Agreement, shall be abated until there is a final court determination or other settlement concerning the preliminary injunction.

          (c) Anything to the contrary in this Agreement notwithstanding, if the permanent or preliminary injunction applies to one or more of the listed Licensed Products but not all of the Licensed Products or to one or more, but not all of the countries, in the Territory, then this Agreement may be terminated and/or the royalty obligations abated, as set forth above, only with regard to the specific Licensed Products and the specific countries in the Territory which are the subject to the permanent or preliminary injunction.

     10.4 Termination Costs. LICENSEE and LICENSOR acknowledge that the manner and notice of termination set forth in this Agreement is reasonable and that, upon termination, no payment or indemnity for loss of goodwill, loss of profit, investments made, or otherwise shall be due to LICENSEE. LICENSEE further acknowledges that it has the capacity and staff to comply with this Agreement, and undertakes to bear, upon termination of this Agreement, all costs and liabilities arising out of labor matters and its relationship with the its retail accounts and any other customers. LICENSEE waives any rights it might otherwise have under any applicable United States or foreign statutes, regulations or decrees governing termination of license agreements.

                                   SECTION 11

                             Assignment and Transfer

     11.1 LICENSEE shall not sell, assign, transfer, encumber, hypothecate, permit to become subject to a security interest (subject to the Uniform Commercial Code, as amended from time to time, and only as applicable in the State of New York to license agreements) or otherwise dispose of any right, title or interest in the License or this Agreement, in whole or in part, voluntarily or involuntarily, directly or indirectly, without the prior written consent and approval of the LICENSOR provided, however, that, as used herein, a change of ownership or control of LICENSEE shall not constitute a transfer or assignment of this License in violation of this Agreement if LICENSEE complies with the following terms and conditions:

          (a) LICENSEE shall provide prior written notice to LICENSOR (subject, as may be applicable, to written confidentiality undertakings by LICENSOR), advising LICENSOR of the anticipated change of ownership or control of LICENSEE, including the identification of the prospective purchaser;

          (b) LICENSEE shall ensure that all persons or entities acquiring such ownership or control of LICENSEE (i) are profitable during the current and prior two (2) fiscal years (ii) of suitable reputation, expertise, and financial strength, with a Current Ratio (the ratio of current assets to current liabilities) of at least 2 (iii) capable of performing all terms and conditions of this Agreement; and (iv) are not engaged in the manufacture, distribution or sale of Licensed Products under a designer name or competitive brand identified herein; and (v) shall be subject to and comply in all respects with the terms, conditions, limitations and undertaking of LICENSEE hereunder;

          (c) LICENSEE shall ensure that, at LICENSOR's request, such person or entity acquiring such ownership or control of LICENSEE shall deliver any additional written undertakings or covenants to confirm any or all of the foregoing.

     11.2 Notwithstanding anything to the contrary, above, if LICENSOR shall reasonably object to any new purchaser or entity controlling LICENSEE and reasonably determines that such change of control or ownership of LICENSEE would cause injury to the Nautica Names and Marks or LICENSOR, LICENSOR shall promptly advise LICENSEE in writing of all of LICENSOR'S objections and concerns. If LICENSEE is unable to address or resolve all such objections or issues reasonably raised by LICENSOR, then LICENSOR shall have the right to terminate this Agreement, provided that such termination shall be effective no earlier than 12 months from the date of such notice of termination, unless the assignee commits an uncured Event of Default under the Agreement. Except as specified herein, during such 12 month period, LICENSOR acknowledges that such change of ownership or control may have occurred and shall not, by itself, constitute a default or violation hereof.

     11.3 In the event that LICENSEE attempts to assign the Agreement and the above conditions are not met, LICENSOR shall have the right to terminate the Agreement and the provisions of Section 10.2 shall apply.

                                   SECTION 12

                                    Remedies

     12.1 Other Rights. In addition to the right to termination, LICENSOR may take, upon any Event of Default when not cured within the applicable cure period, if any, by LICENSEE, whatever action it deems reasonably necessary to protect its rights and interests under this Agreement. The termination of this License by LICENSOR shall not be deemed an election of remedies by LICENSOR and any such termination shall be without prejudice to any rights or remedies which LICENSOR may otherwise have against LICENSEE under law, in contract or in equity for breach of this Agreement.

     12.2 Equitable Relief. LICENSEE acknowledges that its failure to cease the use of the Nautica Name and Marks or to cease the manufacture, sale or distribution of the Licensed Products at the termination or expiration of the License, except as expressly provided herein, will result in immediate and irreparable damage to LICENSOR and to the rights of any subsequent licensee. LICENSEE acknowledges and admits that there is no adequate remedy at law for such failure, and LICENSEE agrees that in the event of such failure, LICENSOR shall be entitled to equitable relief and such other and further relief as any court with jurisdiction may deem just and proper.

     12.3 Costs of Collection, Enforcement and Defense. LICENSEE shall pay all costs and expenses caused LICENSOR, including attorneys' fees, incurred by LICENSOR to enforce its rights under this Agreement, including, but not limited to, the collection of any amounts owed to LICENSOR by LICENSEE, the seeking of a temporary restraining order or injunction, or the obtaining of damages.

     12.4 Consent to Jurisdiction. LICENSEE irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts located in New York City (both Federal and State) for any actions relating to this Agreement and the transactions contemplated hereby (and LICENSEE agrees not to commence any action relating thereto, except in such courts), and further each party agrees that service of any process, summons, notice or document by registered mail, return receipt requested to LICENSEE or LICENSOR shall be effective service of process for any action brought against LICENSEE or LICENSOR in any such court. LICENSEE and LICENSOR irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding relating to this Agreement or the transactions contemplated hereby in the courts located in New York City (both Federal and State).

                                   SECTION 13

                            Payments and Withholding

     13.1 Payment Information. All payments due under this Agreement shall be made by wire transfer in United States dollars in funds that are immediately and irrevocably available to LICENSOR, as set forth in Item 16 of Schedule B hereto.

     13.2 Payment Obligations. Whenever any payment to be made hereunder would, without this provision, be due and payable on a day which is not a business day in New York City, it shall be due on the next succeeding business day. Nothing in this Agreement shall, however, relieve LICENSEE from its obligation or payment of amounts due under this Agreement, including default interest for payments not made when due for any reason whatsoever. If LICENSEE is unable to remit payments due to restrictions imposed by laws or regulations applicable in the Territory, or other legitimate authority, LICENSEE, with the reasonable assistance of LICENSOR, shall determine an alternative means of payment as promptly as possible.

     13.3 Application of Payments. LICENSOR shall apply payments received from or for the account of LICENSEE first to accrued, unpaid interest due LICENSOR and next to other sums due LICENSOR other than royalty payments, notwithstanding any direction by LICENSEE to the contrary.

     13.4 Payments to be Made Without Set-off, Deduction, etc.. LICENSEE agrees not to assert any set-offs, counterclaims or reductions whatsoever, or to make any deductions for bad debts, discounts or any cost incurred in the marketing, sale, distribution or exploitation of the Nautica Names and Marks from the royalty, interest or other payments due LICENSOR hereunder, except and only to the extent specifically provided in this Agreement.

                                   SECTION 14

                               General Provisions

     14.1 Cumulative Remedies. All rights and remedies conferred upon LICENSOR by this Agreement and by law shall be cumulative of each other and neither the exercise nor the failure to exercise any such right or remedy shall preclude the exercise of any other right or remedy.

     14.2 Non-Waiver. No failure by either party to take any action on account of any default by the other party, whether in a single instance or repeatedly, shall constitute a waiver of any such default or of any performance required of the other party . No express waiver by either party of any provision or performance of any term or condition of this Agreement or of any default by the other party shall be construed as a waiver of any other or future provision, performance or default.

     14.3 Validity. If any provision of this Agreement shall be invalid or unenforceable either in its entirety or by virtue of its scope or application to given circumstances such provision shall be deemed modified to the extent necessary to render the same valid or as not applicable to given circumstances, or deemed to be excised from this Agreement, as the situation may require. This Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application or had not been included herein, as the case may be. In the event such total or partial invalidity or unenforceability of any provision of this Agreement exists only with respect to the laws of a particular jurisdiction, this Section 14.3 shall operate upon such provision only to the extent that the laws of such jurisdiction are applicable to such provision.

     14.4 Notices.

          (a) Any notices, reports, requests or demands to be given by either party to the other under the provisions of this Agreement shall be forwarded by facsimile transmission and shall be confirmed by certified or registered air mail, return receipt requested, charges prepaid, to the telephone numbers and addresses as set forth in Item 17 of Schedule B hereto.

          (b) All notices, reports, requests or demands shall be deemed given on the date any such facsimile transmission is transmitted and confirmed regardless of whether or not received. Failure to receive confirmation by registered mail shall not affect the validity of the notices, reports, requests or demands transmitted by facsimile transmission.

          (c) The parties hereto may change the address for notices by giving notice of change of address given in the manner provided above.

     14.5 Entire Agreement. This Agreement including all Schedules and Exhibits hereto contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior understandings and agreements between the parties hereto relating to the subject matter hereof are hereby superseded. This Agreement may be modified only by a writing signed by all parties to be bound by the modification.

     14.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and signatories hereto, their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     14.7 Controlling Law. This Agreement, including all matters relating to the validity, construction, performance and enforcement thereof, shall be governed by the laws of the State of New York applicable to agreements wholly made and to be performed therein.

     14.8 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

     14.9 Survival. The representations, warranties, covenants, obligations and indemnities of LICENSEE and LICENSOR contained in this Agreement or in any ancillary document referred to hereunder shall survive the termination of the License and this Agreement.

     14.10 Neither Party to be Deemed Drafter. This contract is to be deemed to have been prepared jointly by the parties hereto; any uncertainty or ambiguity existing herein shall not be interpreted against either party but according to the application of rules of contracts generally.

     14.11 English Language. All statements, reports, notices and correspondences required hereunder shall be in the English language and the English language version of the Agreement shall be deemed to be the only agreement between the parties.

     14.12 Confidentiality. LICENSEE and LICENSOR agree, and shall cause their respective agents, representatives, affiliates, employees, officers and directors, to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all non-public information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the business of LICENSOR or LICENSEE, as the case may be, (ii) in the event that LICENSEE or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide LICENSOR with prompt written notice of such requirement so that LICENSOR may seek a protective order or other remedy or waive compliance with this Section 14.12, (iii) in the event that such protective order or other remedy is not obtained, or either party waives compliance with this Section 14.12, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; provided however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the other party its agents, representatives, affiliates, employees, officers or directors; provided further, that with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Each party agrees and acknowledges that remedies at law for any breach of its obligations under this
Section 14.12 are inadequate and that, in addition thereto, either party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

          Each party acknowledges and agrees that its public actions and statements can affect the image of the other party, the Nautica Names and Marks, the Licensed Products, other licensees of LICENSOR and the other names and marks of the LICENSOR or LICENSEE. Accordingly, the release of all corporate statements, data or information by either party concerning this Agreement shall be prepared in consultation with, and subject to the prior approval of, the other party; provided however, that if either or the parties or their parent corporations is a publicly-held corporation, subject to the requirements of securities laws and regulations, then, to the maximum extent consistent with applicable law or regulations, if such parties believe it is required to make a press release concerning this Agreement, such party shall must give the other party notice of and an opportunity to comment on such press release.

          All future communications by LICENSEE to its accounts respecting the subject matter of this Agreement shall be substantially similar to the press release. Except to the extent it reasonably believes it is required by law to do otherwise, or to the extent required to enforce or defend a claim brought under this Agreement or to comply with compulsory legal process, each party will keep the terms of this Agreement confidential.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, LICENSOR and LICENSEE have caused this Agreement to be executed and entered into as of the date set forth above.

                                                NAUTICA APPAREL, INC.


                                                By:  /s/ Christopher Heyn
                                                   -----------------------------
                                                Name:  Christopher Heyn
                                                Title: President


                                                AUTHENTIC FITNESS CORPORATION


                                                By:  /s/ Stanley P. Silverstein
                                                   -----------------------------
                                                Name:  Stanley P. Silverstein
                                                Title: President

                                   SCHEDULE A
                                       TO
                                LICENSE AGREEMENT

                                 Licensed Marks

Nautica, Nautica Blue and Nautica Competition, attached

                                   SCHEDULE B
                                       TO
                                LICENSE AGREEMENT

Item 1. Date of License Agreement: As of March 1, 2003

Item 2. Name of LICENSOR and LICENSEE:

                  LICENSOR:         Nautica Apparel, Inc.
                                    a Delaware corporation

                  LICENSEE:         Authentic Fitness Corporation,
                                    a  Delaware corporation

Item 3. Territory:           The United States, its territories and
                             possessions, including St. Croix, St. Thomas, St.
                             John, St. Martin, St. Maarten, and the
                             Commonwealth of Puerto Rico Canada, Mexico, and the Caribbean Islands, namely; Antigua, Anguilla,
                             Bahamas, Barbados, Bermuda, Cuba, Dominica,
                             Dominican Republic, British Virgin Islands, Haiti,
                             Jamaica, Aruba, Curacao, Montserrat, St. Kitts,
                             Nevis, St. Lucia, Trinidad and Tobago, Turks and
                             Caicos Islands, Guadeloupe, Martinique, St.
                             Vincent, Grenada, Antilles, Bonaire, Bequia, Saba,
                             St. Barthelemy, St. Eustatius and the Cayman
                             Islands; and all United States military bases, wherever located.

                             In the event that LICENSOR, determines, in its sole judgment, that it is desirable to expand the countries within the Territory for the Licensed Products, then LICENSOR shall, first advise LICENSEE in writing of its intention to negotiate with regard to additional countries located in (collectively the "Additional Countries"). LICENSEE shall have thirty (30) days from the date of LICENSOR's letter within which to respond in writing to LICENSOR, either affirming or declining its interest in entering such negotiations with LICENSOR. LICENSEE's failure to respond to LICENSOR during such time shall be deemed a rejection of LICENSOR's inquiry. If LICENSEE, in fact, advises LICENSOR of its desire to expand the definition of the Territory to the Additional Countries, then the parties thereupon shall attempt in good faith to negotiate an amendment to the License Agreement to incorporate such countries. The parties shall attempt to conclude negotiations within sixty (60) days or such longer period as may be agreed by the parties. In the event that LICENSOR and LICENSEE do not enter into such an amendment to the Agreement during this time limit or any agreed extension thereof, LICENSOR may enter into an agreement with a third party for the licensing of such rights in the Additional Countries. Nothing herein shall obligate LICENSOR or LICENSEE to reach an agreement on the terms of such an amendment with LICENSEE

Item 4.  Rights
         Granted: LICENSOR hereby licenses LICENSEE to manufacture, as set forth in Section 3.3 of the Agreement and market, distribute and sell the Licensed Products on an exclusive basis in the Territory and only using Authorized Methods of Distribution.

Item 4 (a) Authorized
           Methods of
           Distribution:     The Authorized Methods of Distribution for
                             LICENSEE to market and sell the Licensed Products are limited to: to first class department stores and specialty stores, and other retail outlets and methods of distribution dealing in products similar in quality to the Licensed Products (i.e., high fashion and high quality products) and whose operations are consistent with the high standards of quality, taste and prestige associated with the Nautica Names and Marks, all as approved by LICENSOR in writing. In the event that LICENSOR regularly sells products under the Nautica Names and Marks to a broader range of wholesale and retail accounts, which may include lower tier department and specialty stores, and mass merchandisers, then such channels of distribution shall be included herein as an Authorized Method of Distribution. LICENSEE may sell Licensed
                             Products to wholesale jobbers for re-sale to third parties whose operations are consistent with the Authorized Methods of Distribution; provided, however, (1) that sales of Licensed Products to jobbers shall not exceed 2% of total Net Sales of Licensed Products in any Royalty Year, (2) sales to jobbers shall be limited to discontinued
                             Licensed Products, and (3) such sales to jobbers shall be governed by the limits set forth in Items
                             13 (h) and (i) of this Schedule B. LICENSEE shall not sell any Licensed Products to diverters, or any other entity which does not sell through channels of distribution consistent with
                             Authorized Methods of Distribution. LICENSEE shall not sell Licensed Products by catalog, over the Internet or by any other means or medium whether now known or to be developed, unless approved by LICENSOR in writing, or unless such catalog, web site or other medium is operated by or related to an Approved Account and/or (3) sell or distribute any Licensed Products to "off-price accounts" as defined in Item 13 (h) hereof, unless approved by LICENSOR in writing, which shall be in LICENSOR's sole reasonable discretion provided, however,
                             LICENSOR agrees that LICENSEE shall be able to sell the Licensed Products to LICENSOR's
                             International Licensees as identified by LICENSOR for sale through LICENSOR approved freestanding spaces wholly owned and operated by such LICENSOR's International Licensees and to Nautica
                             Limited, conditioned on LICENSEE paying royalties on such sales as specified in Item 8 hereof, and LICENSEE shall also have the right to sell to one factory outlet store located at its business premises in Los Angeles, California at the mailing address of 6040 Bandini Boulevard and to LICENSEE'S SPEEDO AUTHENTIC FITNESS Retail stores.
                             In addition, if approved by

                             LICENSOR once they are developed, LICENSEE shall have the right to sell to other full price retail stores owned or operated by LICENSEE.

Item 5. Licensed Products:   Nautica Women's Collection Swimsuits, Collection
                             Separates Swimsuits, Nautica Blue Swimsuits,
                             Nautica Beachwear, Nautica Women and Girl's Sizes, and fashion swimwear cover-ups and accessories to include; beachwear jackets, beachwear dresses, beachwear skirts, beachwear shorts, beachwear pants, beachwear tops, swim fins (flippers), kickboards, paddles and non-prescription goggles
                             (hereinafter collectively referred to as "Swimwear
                             Accessories"). The Licensed Products do not include racing/competitive swimwear, caps or accessories.

                             LICENSOR and LICENSEE agree that if within 12 months from the Effective Date above, or if at any time thereafter, LICENSEE fails to market, distribute and/or sell in each country within the Territory or, with respect to the Caribbean, in any Caribbean country, any of the following Licensed Product categories:(i) Nautica Women's Collection Swimsuits, (ii) Collection Separates Swimsuits, (iii) Nautica Blue Swimsuits, (iv) Nautica Beachwear, (v) Nautica Women and Girl's Sizes, (vi) Nautica Competition or (vii) Swimwear Accessories; then, LICENSOR, in addition to all other remedies available to it, shall give Licensee six (6) months written notice of its intention to terminate the right under this Agreement with respect to each such unused category or categories within such countries and/or with respect to the countries themselves, if none of the Licensed Products have been sold there. With respect to the Caribbean Islands, for purposes of this provision, the sale of any Licensed Products in any jurisdiction or country in the Caribbean Islands shall be deemed to be a sale in all jurisdictions and countries therein.

Item 6. License Effective Date/Conditions Precedent:

               This Agreement shall not be effective against LICENSOR, and LICENSEE shall have no rights under this Agreement, until the satisfaction of each and every one of the following conditions:

               1. Execution and delivery of this Agreement by both LICENSOR and LICENSEE;

               2.   LICENSEE's payment to LICENSOR of U.S. $ ***

               3. Execution and delivery of the unconditional written guaranty shown in Exhibit E hereto by The Warnaco Group, Inc. guaranteeing the obligations of LICENSEE under this Agreement.

Item 7(a) Date of Expiration: June 30, 2007

Item 7(b)Renewal Terms

               This License Agreement shall be renewable for an additional two years. Such renewal, if any, shall be on such terms and conditions as LICENSOR and LICENSEE may agree upon in writing, provided that:

               (i) LICENSEE is in full compliance with all provisions hereunder; and

               (ii) ***

               Within forty-five (45) days from the end of the Royalty Year ending June 30, 2006, LICENSEE shall provide LICENSOR with an annual statement, certified to be correct by an officer of LICENSEE, which sets forth the actual net wholesale sales volume for such Royalty Year. If the actual net wholesale sales volume for such Royalty Year is less than ***, LICENSOR shall be entitled to terminate this Agreement, effective upon the expiration of the notice period set forth below, by notifying the LICENSEE of such termination in writing within fifteen (15) days of receipt of such annual statement.

               There shall be no right to renew this Agreement for additional terms beyond that set forth above. However, the parties may chose to renew the Agreement thereafter upon such terms and conditions as they may mutually agree in writing.

Item 8. Royalties:

               LICENSEE shall pay LICENSOR in each Royalty Year ***. As used herein, "net wholesale sales volume" shall mean gross wholesale sales of the Licensed Products shipped by LICENSEE, exclusive of transportation costs or taxes separately stated on the invoice, less returns, markdowns and allowances in the ordinary course of business, but such returns, markdowns and allowances shall not exceed ***, without the approval of LICENSOR, which shall not be unreasonably withheld, provided, however, such returns, markdowns and allowances shall in no event exceed *** in any one Royalty Year. Except as specifically provided for above, no other deductions shall be made, including, without limitation, deductions for other discounts, markdowns, advertising allowances, rebates, donations, uncollectable accounts or costs.

Item 9. Royalty Years and Royalty Quarters:

               As used herein, a "Royalty Quarter" shall mean a calendar quarter except that the first Royalty Quarter of the first Royalty Year shall commence as of the date hereof and end on September 30 2003. As used herein, a "Royalty Year" shall mean the Year commencing July 1 and ending June 30 except that the first Royalty Year shall commence on the date hereof and end on June 30, 2004.

Item 10. Minimum Royalties, Guaranteed Minimum Sales and Projected Sales:

               Minimum Royalties for the first Royalty Year shall be U.S. $*** payable as follows:

               U.S. $***

               To be determined based on final decision on the Royalty Year
               ***

               ***

               Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, LICENSEE shall not, in any one Royalty Year, be required to remit any amount in respect of royalty payments to the extent that, but only to the extent that, the aggregate amount of all royalties paid on or before the date of such remittance for such Royalty Year exceeds the greater of
               (1) the aggregate amount of Percentage Royalties due and payable for such Royalty Year or (2) the aggregate Minimum Royalties due and payable for such Royalty Year through to such date. This provision shall not limit the requirement for LICENSEE to pay any additional amounts determined to be due pursuant to any audit conducted by LICENSOR for the then current year and/or any prior year(s) or any other amounts then due, as set forth in this Agreement.

               The excess of Percentage Royalties over Minimum Royalties, if any, due LICENSOR shall be paid within thirty (30) calendar days after the end of each calendar quarter ("Royalty Quarter") of each Royalty Year.

               The Guaranteed Minimum Sales of the Licensed Products during each Royalty Year shall be:

               Initial Term:

               Royalty Year 1-ending 06/30/04   $***
               Royalty Year 2-ending 06/30/05   $***
               Royalty Year 3-ending 06/30/06   $***
               Royalty Year 4-ending 06/30/07   $***

               Renewal Term:
               Royalty Year-ending 06/30/08     $***
               Royalty Year-ending 06/30/09     $***

               The Projected/Forecasted Sales of the Licensed Products for the Royalty Years set forth above are:

               Royalty Year 1                   $***
               Royalty Year 2                   $***
               Royalty Year 3                   $***
               Royalty Year 4                   $***

               Renewal Term:
               Royalty Year 5                   $***
               Royalty Year 6                   $***

Item 11. LICENSEE shall employ an exclusive staff for the design, development, marketing and sales management of the Licensed Products, and the development and enhancement of the Nautica Names and Marks in the Territory.

               LICENSEE shall, on an annual basis, at LICENSEE's sole cost and expense, send two (2) of LICENSEE's employees to work with LICENSOR's staff for the purpose of educating LICENSEE as to the image and concept of the Nautica Names and Marks and the implementation of such image and concept in the Territory.

               LICENSEE shall, at its own cost and expense, send the appropriate number of LICENSEE's employees as determined by LICENSOR to attend at least four design and/or marketing meetings at the offices of the LICENSOR during each 12 calendar month period.

Item 12. The President and other exclusive senior personnel, namely, vice presidents, directors, managers, designers, and product merchandisers involved exclusively in LICENSEE's business shall be individuals approved by LICENSOR, which approval shall be granted in LICENSOR's sole reasonable judgement.

Item 13.       Additional Covenants:

               LICENSEE understands, covenants and agrees that:

               (a) All labels, packaging, marketing materials, fixturing, signage and POS (point of sale) images used for the Licensed Products shall be subject to the approval of LICENSOR, which approval may be granted or withheld at LICENSOR's sole discretion. LICENSEE acknowledges and agrees that such approval by LICENSOR may be based upon or reflect LICENSOR's subjective standards of quality and aesthetics taste, marketability and suitability for use in conjunction with the Nautica Names and Marks.

               (b) LICENSEE shall utilize LICENSOR's designated label and tag suppliers or other approved resources for use on or with the Licensed Products; provided that, LICENSOR shall not receive consideration from such suppliers for such purchases. LICENSEE shall negotiate the terms of its business relationship directly with these suppliers.

               (c) The reasonable cost of samples, prints, artwork and inspiration provided to LICENSEE by LICENSOR for product development shall be at the sole cost of LICENSEE. LICENSEE shall be obligated to pay for such costs within thirty (30) business days of receipt of invoices from LICENSOR.

               (d) LICENSEE agrees to pay LICENSOR a reasonable design fee as set forth below for designing fixturing, visuals, LICENSEE's showroom, press events, tradeshows, photo shoots and other similar events, which design work shall be performed by LICENSOR's designated design and architectural staff, and shall be billed to LICENSEE at a rate of $50.00 to $100.00 per hour. LICENSEE shall pay LICENSOR for such design work within thirty days after the date of LICENSOR's invoice.

               (e) LICENSEE shall discuss and agree with LICENSOR on the suggested retail prices for the Licensed Products, to be presented solely in full compliance with the law.

               (f) Each design for the Licensed Products, including the nature, quality, color and style of the Licensed Products, shall be subject to the approval of LICENSOR, which approval may be granted or withheld at LICENSOR's sole, absolute and unreviewable discretion. LICENSEE acknowledges and agrees that such approval by LICENSOR will be based upon LICENSOR's subjective standards of quality and aesthetics.

               (g) LICENSEE shall only sell to accounts which will enhance the image and prestige of the Nautica Names and Marks and which are pre-approved by LICENSOR in writing. If such an account would not enhance the image or prestige of the Nautica Names and Marks, as determined by LICENSOR in its sole and reasonable discretion, then LICENSEE shall discontinue selling to such account immediately, subject to filling bona fide orders previously accepted by LICENSOR; provided however, that such reasonable discretion may based upon or reflect LICENSOR's subjective standards of, quality, taste aesthetics, marketability and suitability for use in conjunction with the Nautica Names and Marks. LICENSEE shall submit to LICENSOR a list of accounts for LICENSOR's prior written approval.

               (h) LICENSEE agrees that in no event shall net wholesale sales volume of the Licensed Products to LICENSOR approved "off-price accounts" (as hereinafter defined) in any Royalty Year exceed *** of aggregate net wholesale sales volume for such Royalty Year, without the approval of LICENSOR, which shall not be unreasonably withheld, provided however, that such sales to "off-price" accounts shall not exceed *** of the net wholesale sales volume in any one Royalty Year. As used herein, "off-price accounts" means a store or customer that is considered by the industry to sell predominantly or exclusively at less than normal retail prices, such as T.J. Maxx. Sales by LICENSEE to off-price accounts, as are sales by LICENSEE to any account, are subject to the approval of LICENSOR as provided for in the preceding paragraph. The reasonable determination by LICENSOR that an account is an off-price account shall be binding upon LICENSEE. Further, as a condition of sales to such "off-price accounts" LICENSEE shall prohibit the "off-price account" from advertising the availability of the Licensed Products for sale at such "off-price account"

               (i) LICENSEE agrees that in no event shall the sale of "off-price" Licensed Products exceed *** of net wholesale sales volume. As used herein, "off-price" merchandise means the Licensed Products that are sold at a discount of at least *** below LICENSEE's regular wholesale line price for such merchandise. In addition to all other remedies that the LICENSOR may have if LICENSEE violates this provision, for all "off-price sales" that exceed *** of the net wholesale sales volume, LICENSEE shall be required to pay royalties at *** on the dollar value of "off-price" sales that exceed *** of the net wholesale sales volume.

               (j) Anything in this Agreement to the contrary notwithstanding, LICENSEE agrees to sell reasonable quantities of Licensed Products at a *** discount, from Licensee's regular full wholesale price, to all Nautica full price stores owned by

               LICENSOR and/or its affiliates. Such sales shall not be counted as "off-price" sales for purposes of this Agreement.

               (k) LICENSEE will prepare and market all of the Licensed Products in exclusive Nautica brand catalogs, and/or through "look books" and/or CD-ROMS to be reviewed and approved in advance by LICENSOR, as a condition of distribution. The new exclusive Nautica brand catalogs, "look books" and/or CD-ROMS must be produced at least once per Royalty Year, and shall feature all of the approved Licensed Products. LICENSOR shall have final approval on the LICENSEE's SKU plan, as well as all other features of the exclusive Nautica brand catalog, "look books" and/or CD-ROMS, including but not limited to the models, format, print, and overall quality.

               (l) LICENSEE agrees to participate at appropriate trade shows as agreed by LICENSOR and LICENSEE. It is agreed that LICENSEE shall participate in at least five (5) major trade shows per Royalty Year, as available, which currently shall include the August ISAM/Magic, Miami Swim Show, Surf Expo, Lyon Swim Show and the London Swim Show trade show(s). At such trade shows, the Licensed Products will have a dedicated space built to LICENSOR's design specifications, provided however, neither the Lyon Swim Show nor the London Swim Show will have a dedicated space unless LICENSOR and LICENSEE agree to include the respective country rights in the Territory. The space, both dedicated and non-dedicated, shall be funded completely by LICENSEE. LICENSOR's design team shall provide the design specifications to LICENSEE and LICENSEE shall be obligated to pay for the LICENSOR's costs associated with such services and designs. LICENSEE shall be obligated to pay for such costs within thirty (30) days of receipt of invoices from LICENSOR.

               (m) LICENSEE shall pay for the costs associated with having two
               (2) representatives of LICENSOR attend catalog, advertising and marketing photo shoots of the Licensed Products for the purposes of supervising the styling and merchandising of the Licensed Products and for any other legitimate business purposes associated with this Agreement, as determined by LICENSOR.

               (n) LICENSEE also shall pay for all reasonable costs and expenses, including without limitation costs for lodging, travel (business class) and meals incurred by representatives of LICENSOR to attend such business meetings in the offices of LICENSEE, not to exceed ***.

               (o) LICENSEE agrees that it will not manufacture, market, distribute and/or sell products that are similar to and/or are in the same product categories as the Licensed Products, under the following trademarks: *** Further, if LICENSEE enters into an agreement in the future to manufacture, market and sell a brand that the LICENSOR reasonably believes in competitive with LICENSOR, then LICENSOR shall have the right to require that LICENSEE not assign any of the design, or product merchandising staff primarily devoted to the Licensed Products to work on such purportedly competitive products.

               (p) LICENSEE shall not sell any of the Licensed Products without the Nautica Names and Marks permanently affixed thereon, unless LICENSOR shall otherwise approve in writing.

               (q) LICENSEE agrees to build a dedicated showroom in New York City for the Licensed Products at a location acceptable to LICENSOR and such other locations as may be agreed between the parties (the "Licensee Showrooms"). The Licensee Showrooms shall be built by LICENSEE in accordance with the "Nautica concept", as defined from time to time by LICENSOR, in its sole discretion, and shall be of the same quality standard and image as the showroom maintained by Nautica International, Inc. ("NII") currently located at 40 West 57th Street, New York, New York. LICENSEE shall obtain LICENSOR's reasonable approval with regard to the size of the Licensee Showroom. LICENSEE agrees to build a Licensee Showroom on or before the launch of the Licensed Products. The parties acknowledge and agree that LICENSEE intends to move its corporate offices (including all showrooms) in or about October, 2003, and that accordingly, Licensee shall not be obligated to make substantial expenditures to develop and build the Licensee Showroom in its current facilities. Thereafter, in its new premises LICENSEE shall build the Licensee Showroom in accordance with this provision. LICENSEE further agrees to stock and maintain the Licensee Showroom at all times during the Term of this Agreement. The designs and specifications of the showrooms shall be obtained from LICENSOR by LICENSEE. LICENSEE shall pay LICENSOR for the reasonable cost associated with reviewing and/or developing plans for the Licensee Showroom in LICENSEE's new facilities.

               (r) LICENSEE agrees to operate the business through a personnel grouping or other division of LICENSEE dedicated to the Nautica business.

               (s) LICENSEE shall be obligated to participate in Nautica's fixturing program for the Licensed Products, as may reasonably be required by LICENSOR; provided however, that such reasonable requirement may be based upon or reflect LICENSOR's subjective standards of, quality, taste aesthetics, marketability and suitability for use in conjunction with the Nautica Names and Marks. The amounts required to manufacture and install the fixturing shall not be accounted for as an advertising expenditure in LICENSEE's advertising budget, as established in
               Item 14 of this Schedule B.

               (t) The design of fixtures and each retail corner and shop-in-shop shall be obtained by LICENSEE from LICENSOR and LICENSEE shall pay the reasonable cost of obtaining such designs or specifications from LICENSOR.

               (u) Notwithstanding anything to the contrary contained in this Agreement, LICENSEE acknowledges and agrees that LICENSOR may, without breach of this Agreement, negotiate with any person or entity at anytime beginning twelve (12) months prior to the expiration date of this Agreement (either as to the original expiration date or the expiration date following renewal, whichever is applicable) to become the licensee of LICENSOR for the Licensed Products following the expiration of this Agreement. Further, at any time, LICENSOR may at any time meet with other persons in the same business as LICENSEE for informational or any other reasons; provided however, that LICENSOR complies with the confidentiality provisions of Section 14.12 of the Agreement.

               LICENSOR's shall the right to meet and confer or to negotiate with other prospective licensees shall not in any way affect LICENSEE's rights, if any, to renew this Agreement. In addition, in the event that this Agreement is for any reason not renewed with LICENSEE at least nine (9) months prior to the expiration date of this Agreement (either as to the original expiration date or the expiration date following renewal, whichever is applicable), LICENSEE acknowledges and agrees that LICENSOR may at any time thereafter, without breach of this Agreement: (i) enter into a license agreement with one or more licensees for the Licensed Products in the Territory; and (ii) authorize such new licensee or licensees to commence developing and presenting a line of Licensed Products and to begin promoting, marketing and selling the Licensed Products to the trade, anything to the contrary contained in this Agreement to the contrary notwithstanding. LICENSEE acknowledges and agrees that the provisions of this paragraph are intended to provide, to the fullest extent practical, a seamless transition to the consumers of the product lines licensed hereunder from LICENSEE to a third party or third parties succeeding to the rights of LICENSEE hereunder.

               (v) LICENSEE's proposals for Gifts-With-Purchase ("GWP"), Purchase with Purchase ("PWP") and gifts given without the requirement of purchase ("Gifts") shall be presented to LICENSOR for approval, which approval may be granted or withheld at LICENSOR'S sole, absolute and unreviewable discretion. All such Gifts, GWP's, PWP's and other gifts proposed must be of high quality. If approved, LICENSOR may in its sole discretion attach such conditions on such gifts as the design, timing, quality, and royalty amount if any. All approved Gifts, GWP's, PWP's and other gifts may be given at LICENSEE's sole expense, and shall not be credited against LICENSEE's required advertising budget as set forth in Item 14 of this Schedule B. A reasonable number of samples shall be provided to LICENSOR free of charge to LICENSOR. Provided that LICENSEE desires to offer women's bags ("Bags) as Gifts, GWP's or PWP's and LICENSOR's licensee for bags offers to sell such Bags to LICENSEE and such Bags are of equal or higher quality and competitively priced with the Bags from other sources, and such Bags are approved by LICENSOR, LICENSEE agrees to purchase such Bags from LICENSOR's licensee.

               (w) If two (2) times within any Royalty Year, LICENSEE shall not make any payment due within the time frames (including applicable notice and cure periods) required in this Agreement, then LICENSEE agrees to establish and maintain, or cause to be established and maintained, at all times throughout the remaining Term, a standby Letter of Credit in favor of LICENSOR, substantially in the form attached hereto as Exhibit F, issued by a bank acceptable to LICENSOR, in amounts, as set below:

                     Royalty Year 1   US $***
                     Royalty Year 2   US $***
                     Royalty Year 3   US $***
                     Royalty Year 3   US $***

               Thereafter, LICENSOR shall be authorized to draw down on this Letter of Credit, without notice, if any amount due pursuant to this Agreement has not been paid by LICENSEE within ten (10) days of the time established herein for such payment.

               Such Letter of Credit shall be valid for a period of not less than fifteen (15) months. In the event, however, that such Letter of Credit is for an amount which is not equal to or in excess of the amount required as set forth above, a replacement Letter of Credit must be established by LICENSEE. In addition, the Letter of Credit shall permit partial drawings in integral multiples of U.S. $***. In the event LICENSOR draws upon such Letter of Credit in an amount equal to or greater than U.S. $*** in the aggregate, a new additional Letter of Credit shall be established for the aggregate amount of such draws. Whenever a replacement or a new Letter of Credit is required to be established and such replacement or new Letter of Credit is not established within ten
               (10) days thereafter, such failure to establish a replacement or new Letter of Credit shall be grounds for automatic termination of the Agreement pursuant to Section 10.2 (i) hereof.

               (x) Except as otherwise authorized herein, LICENSEE may not sell the Licensed Products in its factory outlet stores.

Item 14.       Advertising Budget

               (a) LICENSEE shall pay to LICENSOR for advertising, marketing, and brand support (including advertising, marketing and brand support that also features Nautica brand products in addition to the Licensed Products) in each Royalty Year the greater of (i) *** for the current Royalty Year or (i) the amount set forth below:

               1st Royalty Year ending 06/30/04:    $***
               2nd Royalty Year, ending 06/30/05:   $***
               3rd Royalty Year, ending 06/30/06:   $***
               4th Royalty Year, ending 06/30/07:   $***

               Renewal Term:
               5th Royalty Year ending 06/30/08     $***
               6th Royalty Year ending 06/30/09     $***

               Payments of the Advertising Budget shall be made quarterly at the beginning of each Royalty Quarter.

               The excess of the Advertising Budget over the guaranteed minimum amount, if any, due LICENSOR shall be paid within thirty (30) calendar days after the end of each of the first three (3) Royalty Quarters of each Royalty Year and within Forty Five (45) days after the end of each Royalty Year.

               (b) LICENSEE shall spend trade advertising, marketing, promotion and special events associated with the Licensed Products in each Royalty Year the greater of (i) *** for the current Royalty Year or (ii) the amount set forth below:

               1st Royalty Year ending 06/30/04:    $***
               2nd Royalty Year, ending 06/30/05:   $***
               3rd Royalty Year, ending 06/30/06:   $***
               4th Royalty Year, ending 06/30/07:   $***

               Renewal Term:
               5th Royalty Year ending 06/30/08 $***
               6th Royalty Year ending 06/30/09 $***

               All trade Advertising, including the placement thereof (all excluding Co-op advertising), must be approved by LICENSOR in its reasonable discretion; provided however, that such reasonable discretion may based upon or reflect LICENSOR's subjective standards of, quality, taste aesthetics, marketability and suitability for use in conjunction with the Nautica Names and Marks; provided however, if the parties agree, the budget for trade advertising, or any part thereof, may be spent by LICENSOR for marketing, advertising and/or brand support in addition to the amounts specified in subsection (a) of this Item 14.

               (c) For the first Royalty Year, in addition to the payments se forth in Item 14 (a) and (b), LICENSEE shall pay to LICENSOR for the purpose of advertising, marketing and brand support for the launch of the Licensed Products the sum of $*** (the "Launch Budget"). Payments of the Launch Budget shall be made quarterly at the beginning of each Royalty Quarter. The launch budget is to be spent by LICENSOR.

               The amounts expended by LICENSEE, if any, for co-operative advertising shall not be accounted for as an eligible advertising expenditures for the Advertising Budget or the Launch Budget. IF LICENSEE desires to use any co-op advertising or promotional materials in connection with the sale of the Licensed Products, LICENSEE shall submit to LICENSOR for its approval three months prior to such use any co-op advertising or promotional materials.

               Utilization of the Advertising Budget (including the Launch Budget) shall be determined in LICENSOR's discretion, after reasonable consultation with LICENSEE.

Item 15        Merchandise Coordinator Services.

               LICENSEE acknowledges and agrees that it is in LICENSEE's best interest to utilize the services of the staff of LICENSEE's merchandise coordinator program to work with retailers to increase sales, to provide product information and to identify business opportunities. LICENSEE agrees to assign the staff consistent with accomplishing these objectives of its merchandise coordination program.

Item 16.       Payment Information:

               All payments shall be made by wire transfer to:

                      HSBC Bank USA
                      452 Fifth Avenue
                      New York, N.Y. 10018

                      ABA # 021001088

                      Account Name: Nautica Enterprises, Inc.
                      Account Number: 610804987

Item 17.       Addresses for Notice:

               To LICENSEE:
               Authentic Fitness Corporation
               6060 Bandini Blvd.
               Los Angeles, California 90040
               Attn: President
               And by Facsimile to: 323-726-3591

               with a copy to:

               Warnaco Inc.
               90 Park Avenue
               New York, NY 10016
               Attn: General Counsel

               And by Facsimile to: (212) 287-8536

               To LICENSOR:
               Nautica Apparel, Inc.
               40 West 57th Street
               New York, NY 10019
               Attention: President
               And by Facsimile to: (212) 841-7265

               with a copy to:

               Nautica Enterprises, Inc.
               40 West 57th Street
               New York, NY 10019
               Attention: General Counsel
               And by Facsimile to:   (212) 841-7193

Item 18: Contact information for key personnel. The officer(s) of LICENSEE assigned to providing all reports due hereunder are set forth on Exhibit F, attached hereto and made a part hereof.

               Financial Reports - CFO
               Merchandising Reports - Designer Division President
               Tel: 323-837-6000

                                    Exhibit A

                Supplier Agreement and LICENSOR'S Code of Conduct

                                    Exhibit B

                   Form of Monthly and Annual Royalty Reports

                                    Exhibit C

                            Approved Retail Accounts

Initial

                                    EXHIBIT D

                      LETTER OF Credit [LETTERHEAD OF BANK]
[Date]
[LC No,___________]

Nautica Apparel, Inc.
40 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

[Name of Bank] (the "Bank") hereby establishes its Irrevocable Standby Letter of Credit No. [ ] in favor of Nautica Apparel, Inc., a Delaware corporation, whose address is 11 West 19th Street, 5th Floor, New York, New York 10011, available by your draft at sight, drawn on us and accompanied by your statement as follows signed by your President or one of your Vice Presidents:

                    "The amount of our draft of even date herewith drawn under
               [Name of Bank] is owing to Nautica Apparel, Inc., pursuant to the terms, covenants and conditions contained in the License Agreement between Nautica Apparel, Inc. and [Licensee], dated as
               of                  (the "License"), as the same may be amended
               from time to time and that amount drawn is due and payable under said License."

[Name of Bank] unconditionally undertakes to remit up to a total of U.S.
$          to the order of the beneficiary, Nautica Apparel, Inc., upon receipt of a sight draft from beneficiary together with the statement above described in accordance with the terms of this standby Letter of Credit. Multiple partial drawings are permitted.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits [1984 Revision], International Chamber of Commerce Publication No. 400.

We engage with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if presented at our above office on or before [deadline], accompanied by the original of this Letter of Credit.

This Letter of Credit sets forth in full the terms of our undertaking and, except as expressly stated herein, is not subject to any condition or qualification whatsoever.


                                                          [Name of Bank]

                                                         By:
                                                            --------------------
                                                            Authorized Signature

                                    EXHIBIT E
                                    Guaranty

     This GUARANTY, dated as of         (as the same may be amended from time to
time as permitted hereby, the "Guaranty"), from_____________________________ , a
corporation, having an address at      (herein referred to as the "Guarantor"),
to Nautica Apparel, Inc. ("LICENSOR").

     WHEREAS, it is a condition precedent to the obligations of the parties to consummate the License Agreement (the "License Agreement") dated as of the date
hereof between LICENSOR and     , a         corporation (the "LICENSEE");

     WHEREAS, the capitalized terms used herein that are not defined herein are used herein as defined in the License Agreement;

     NOW, THEREFORE, in order to induce LICENSOR to enter into the License Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Guaranty.

     (a) The Guarantor hereby irrevocably and unconditionally guarantees, without offset or deduction, to LICENSOR, the following (which are collectively referred to as the "Guaranteed Obligations"): the payment by the LICENSEE of all payment obligations under the License Agreement (including, without limitation, royalties, minimum royalties and advertising expenses) (the "Guaranteed Documents") when due (including, without limitation, by reason of the License Agreement being declared in default) strictly in accordance with the terms of the Guaranteed Documents, and the timely performance of all other obligations of the LICENSEE thereunder. The Guarantor does hereby agree that in the event that the LICENSEE fails to pay perform any Guaranteed Obligation for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, the LICENSEE, or the disaffirmance with respect to the LICENSEE of the License Agreement or the other Guaranteed Documents in any such proceeding) within three days after the date on which such Guaranteed Obligation became due and payable or is required to be performed, as the case may be, the Guarantor shall pay or perform (or cause to be performed), as the case may be, such Guaranteed Obligation forthwith upon the receipt of notice from LICENSOR (such notice to be sent to the LICENSEE (to the extent LICENSOR is not stayed or prevented from doing so by operation of law) and the Guarantor) stating that such Guaranteed Obligation was not paid when due or not performed when required, as the case may be, provided that in the event of (i) liquidation, dissolution, receivership, insolvency, bankruptcy, assignment to the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, the Guarantor, or (ii) the breach by the Guarantor of any of its material agreements made hereunder in any


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

          material respect, the Guarantor shall automatically be obligated to immediately pay all Guaranteed Obligations as if such Guaranteed Obligations were then due and payable.

     (b) The obligations of the Guarantor hereunder shall not be affected by the genuineness, validity, regularity or enforceability of any of the LICENSEE's obligations under any of the Guaranteed Documents or any amendment, waiver or other modification of such Guaranteed Document (except to the extent of such amendment, waiver or modification), or substitution, release or exchange of collateral for or other guaranty of any of the Guaranteed Obligations (except to the extent of such substitution, release or exchange) without the consent of the Guarantor, any priority or preference to which any other obligations of the LICENSEE may be entitled over the LICENSEE's obligations under any of the Guaranteed Documents, or, to the fullest extent permitted by applicable law, any other circumstance that might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor including, without limitation, any defense arising out of any laws of the United States of America or any State thereof which would either exempt, modify or delay the due or punctual payment and performance of the obligations of the Guarantor hereunder. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the fullest extent permitted by law, affect the liability of the Guarantor hereunder: (i) the extension of the time for or waiver, amendment or other modification of, at any time and from time to time, without notice to the Guarantor, the LICENSEE's performance of or compliance with any of its obligations under the Guaranteed Documents (except that such extension or waiver shall be given effect in determining the obligations of the Guarantor hereunder), (ii) any assignment, transfer, sublicense, (iii) any merger or consolidation of the LICENSEE or the Guarantor into or with any other person or (iv) any change in the ownership of any shares of capital stock of the LICENSEE.

     (c) This Guaranty is an absolute, present and continuing guaranty of payment and performance and not merely of collectibility and is in no way conditional or contingent upon any attempt to collect from the LICENSEE any unpaid amounts due or otherwise to enforce performance by the LICENSEE. The Guarantor specifically agrees that, without limitation, it shall not be necessary or required, and that the Guarantor shall not be entitled to require, that LICENSOR (i) file suit or proceed to obtain or assert a claim for personal judgement against the LICENSEE for the Guaranteed Obligations, or (ii) make any effort at collection of the Guaranteed Obligations from the LICENSEE, or (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Guaranteed Obligations, or (iv) file suit or proceed to obtain or assert a claim for personal judgement against any other person liable for the Guaranteed Obligations, or make any effort at collection of the Guaranteed Obligations from any such other person, or exercise or assert any other right or remedy to which the LICENSOR is or may be entitled in connection with the Guaranteed Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of the LICENSEE or any other guarantor or other person liable for the


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

          Guaranteed Obligations, or any part thereof, before or as a condition of enforcing the liability of the Guarantor under this Guaranty or requiring the payment of said Guaranteed Obligations by the Guarantor hereunder, or at any time thereafter.

     (d) The Guarantor agrees that, without limiting the generality of this Guaranty, if default shall have occurred and be continuing and LICENSOR shall be prevented by applicable law from exercising its remedies (any of them) under the License Agreement, LICENSOR (or any assignee thereof) shall be entitled to receive hereunder from the Guarantor, upon demand therefor, the sums that would otherwise been due from the LICENSEE had such remedies been able to be exercised. The Guarantor hereby unconditionally waives any requirement that, as a condition precedent to the enforcement of the obligations of the Guarantor hereunder, the LICENSEE or all or any one or more of any other guarantors of any of the Guaranteed Obligations be joined as parties to any proceedings for the enforcement of any provision of this Guaranty.

     2. No Implied Third Party Beneficiaries. This Guaranty shall not be deemed to create any right in any person except LICENSOR and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other person.

     3. Waiver; No Setoff; Reinstatement; Subrogation. The Guarantor waives notice of the acceptance of this Guaranty and of the performance or nonperformance by the LICENSEE, demand for payment from the LICENSEE or any other Person, notice of nonpayment or failure to perform on the part of the LICENSEE, diligence, presentment, protest, dishonor and, to the fullest extent permitted by law, all other demands or notices whatsoever, other than the request for payment hereunder and notice to the extent provided for in Section 1 hereof. The obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until satisfaction of all Guaranteed Obligations hereunder and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the existence of any claims, set-off, defense or other rights that the Guarantor may have at any time and from time to time against any Party, whether in connection herewith or any unrelated transactions. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Party upon the insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding or circumstances with respect to the LICENSEE, all as though such payment had not been made. The Guarantor, by virtue of any such payment hereunder to a Party, shall be subrogated to such Party's claim against the LICENSEE or any other person relating thereto, provided that the Guarantor agrees that it shall not exercise any rights of subrogation that it may acquire due to any payment or payments made hereunder until all of the Guaranteed Obligations shall have been paid and performed in full.

     4. Amendments, Etc. No amendment of or supplement to this Guaranty, or waiver or modification of, or consent under, the terms hereof, shall be


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

          effective unless evidenced by an instrument in writing signed by the Guarantor and each Party.

     5. Payments. All payments by the Guarantor hereunder in respect of any Guaranteed Obligation shall be made in United States Dollars and otherwise as provided in the Guaranteed Document in which such Guaranteed Obligation is contained. All payments hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any taxes, levies, fees, imposts, duties, expenses, commissions, withholdings, assessments, or other charges, together with all penalties, fines, additions to tax and interest thereon (collectively, "Taxes"). If any Taxes shall be required by law to be deducted or withheld from any payment to any Party hereunder, the Guarantor shall increase the amount to be paid so that LICENSOR receives, after deduction or withholding on account of such Taxes, the full amount of the payment provided for in this Guaranty.

     6.   Integration; Counterparts; Successors and Assigns. This Guaranty
          (a)constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Guarantor and LICENSOR, with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and (c) shall be binding upon the successors and permitted assigns of the Guarantor and shall inure to the benefit of, and shall be enforceable by LICENSOR to the fullest extent permitted by applicable laws.

     7. Notices. All requests, notices or other communications hereunder shall be in writing, addressed as follows:

                  If to the Guarantor:

                  With a copy to:

                  If to LICENSOR:

                  Nautica Apparel, Inc.
                  40 West 57th Street
                  New York, NY  10019

                  With a copy to:

                  Nautica Enterprises, Inc.


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

                  40 West 57th Street
                  New York, NY 10019
                  Attention: General Counsel

     8. No Waivers. No failure on the part of LICENSOR to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise of any other right or remedy. The remedies provided hereunder are cumulative, and not exclusive of remedies at law or equity.

     9. Severability. To the fullest extent permitted by applicable law, any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of any provision in any Guaranteed Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. GOVERNING LAW. THIS GUARANTY IS DELIVERED IN, AND SHALL (AND THE RIGHTS AND DUTIES OF THE GUARANTOR AND THE PARTIES SHALL) IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

     11. Enforcement Expenses. The Guarantor agrees to pay to any Party any and all reasonable costs and expenses (including reasonable legal fees, including, but not limited to, allocated time charges of internal counsel, and expenses) incurred by LICENSOR in enforcing this Guaranty.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed as of the date first hereinabove set forth.


                                                   By: /s/ Jay A. Galluzzo
                                                      --------------------------
                                                   Name:  Jay A. Galluzzo
                                                   Title: Vice President and
                                                          General Counsel

Accepted as of the above date:

NAUTICA APPAREL, INC.


By: /s/ Christopher Heyn
   -----------------------
Name:  Christopher Heyn
Title: President


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

                                    EXHIBIT F

                              LICENSEE CONTACT LIST

     Financial Reports - CFO
     Merchandising Reports - Designer Division President
     Tel: 323-837-6000


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